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Forward-looking statements

The information contained in this Investor Reference Book includes certain estimates, projections and other forward-looking information that reflect Encompass Health's current outlook, views and plans with respect to future events, including the COVID-19 pandemic and its effects, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, development of new information tools and models, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material.

There can be no assurance any estimates, projections or forward-looking information will be realized.

All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein.

You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this Investor Reference Book as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2019, the Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health's control, that may cause actual events or results to differ materially from the views, beliefs, and estimates expressed herein.

Note regarding presentation of non-GAAP financial measures
The following Investor Reference Book includes certain "non-GAAP financial measures" as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following Investor Reference Book to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Company's Form 8-K, dated November 13, 2020, to which the following Investor Reference Book is attached as Exhibit 99.1, provides further explanation and disclosure regarding Encompass Health's use of non-GAAP financial measures and should be read in conjunction with this Investor Reference Book.

Encompass Health 2

Table of contents

Company overview 4-22

Investment thesis and strategy 23-28

Business outlook, including guidance 29-33

Growth 34-45

Operational initiatives 46-57

Capital structure 58-63

Alternative payment models 64-66

Information technology 67-71

Operational metrics 72-79

Industry structure 80-92

Segment operating results 93-98

Reconciliations to GAAP and share information 99-110

End notes 111-114

Encompass Health 3

Company overview

Encompass Health is a national leader in integrated healthcare services offering both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. The Company is committed to delivering high-quality, cost-effective, integrated care across the healthcare continuum.

Encompass Health 4

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Market overlap

89 of EHC's IRFs have an EHC home health location within the service area.*

Portfolio as of September 30, 2020**

- Inpatient rehabilitation hospitals ("IRFs")
- Home health locations
- Hospice locations
- 18 Future IRFs**

39 States and Puerto Rico ~42,700 employees

Inpatient rehabilitation - 09/30/20	
136	IRFs (49 are joint ventures***)
35	States and Puerto Rico
~31,400	Employees
23 %	of licensed beds†
31 %	of Medicare patients served†
Key statistics - trailing 4 quarters	
~183,300	Inpatient discharges
~$3.5	Billion in revenue

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 09/30/20	
242	Home health locations
83	Hospice locations
31	States
~11,300	Employees
Key statistics - trailing 4 quarters	
~159,900	Home health admissions
~12,400	Hospice admissions
~$1.1	Billion in revenue

* Excluding markets that have home health licensure barriers ** See page 40 for details
***Excludes Charleston, SC which became a joint venture on October 1, 2020 † Based on 2017 and 2018 data
Note: One of the 242 home health locations is nonconsolidated. This location is accounted for using the equity method of accounting.

Encompass Health 5

Company overview | inpatient rehabilitation

Inpatient rehabilitation hospitals

124 of the Company's IRFs hold one or more disease-specific certifications from The Joint Commission's Disease-Specific Care Certification Program.[1]


Encompass Health





Major services

- **Rehabilitation physicians:** manage and treat medical conditions and oversee rehabilitation program
- **Rehabilitation nurses:** provide personal care and oversee treatment plan for patients
- **Physical therapists:** address physical function, mobility, strength, balance, and safety
- **Occupational therapists:** promote independence through Activities of Daily Living
- **Speech-language therapists:** address speech/voice functions, swallowing, memory/cognition, and language/ communication
- **Respiratory therapists:** provide assessment and treatment of patients with both acute and chronic dysfunction of the cardiopulmonary system
- **Case managers:** coordinate care plan with physician, Care Transition Coordinators, caregivers and family
- **Post-discharge services:** outpatient therapy and transition to home health

Encompass Health

Refer to pages 112-114 for end notes.

6

Company overview | home health and hospice

Home health agencies

The Company offers evidence-based specialty programs related to: post-operative care, fall prevention, chronic disease management, and transitional care.







Major services

- **Skilled nurses:** comprehensively assess, teach, train, and manage care related to injury or illness
- **Home health aides:** provide personal care and assistance with Activities of Daily Living (ADLs)
- **Physical therapists:** address physical function, mobility, strength, balance, and safety
- **Occupational therapists:** promote independence through training on self-management of ADLs
- **Speech-language therapists:** address speech/voice functions, swallowing, memory/cognition, and language/communication
- **Medical social workers:** provide assessment of social and emotional factors; assist with obtaining community resources

Hospice: provides services to terminally ill patients and their families to address patients' physical needs, including pain control and symptom management, and also provides emotional and spiritual support.

Encompass Health 7

IRF patient mix

Admission sources:

Acute care hospitals - **90%**
Physician offices / community - **8%**
Skilled nursing facilities - **2%**

Rehabilitation impairment category		YTD Q3-20	2019
RIC 01	Stroke	19.1 %	18.5 %
RIC 02/03	Brain dysfunction	10.8 %	10.2 %
RIC 04/05	Spinal cord dysfunction	3.9 %	3.9 %
RIC 06	Neurological conditions	20.6 %	20.8 %
RIC 07	Fracture of lower extremity	8.1 %	7.4 %
RIC 08	Replacement of lower extremity joint	2.5 %	3.4 %
RIC 09	Other orthopedic	7.7 %	8.8 %
RIC 10/11	Amputation	3.1 %	2.8 %
RIC 14	Cardiac	4.3 %	4.6 %
RIC 17/18	Major multiple trauma	5.8 %	5.4 %
RIC 20	Other disabling impairments	11.8 %	11.3 %
—	All other RICs	2.3 %	2.9 %

Average age of the Company's IRF patients:
all patients = 71   Medicare FFS = 76

Admission to an IRF:(2)

- Physicians and acute care hospital case managers are key decision makers for post-acute services.
- All IRF patients must meet reasonable and necessary criteria and must be admitted by a physician.
- All IRF patients must be medically stable and have potential to tolerate three hours of therapy per day (minimum).
- IRF patients receive 24-hour, 7 days a week nursing care.

Home health patient mix

Admission sources:

Acute care hospitals - **37%**
Physician offices / community - **36%**
IRFs / LTCHs / SNFs - **27%**

Demographics of all Medicare home health users*:



100
90
80
70
60
50
40
30
20
10
0
Percentage
25.6%
37.8%
27.8%
80.5%
Age 85+
Lives alone
Has 2 or more ADL limitations
Has 3 or more chronic conditions

Average age of the Company's home health patients:
all patients = 77   Medicare FFS = 77

Admission to home health:(2)

- For Medicare, a patient must be confined to the home and need skilled services.
- The patient must be under the care of a physician and receive services under a home health plan of care established and periodically reviewed by a physician.
- Medicare also requires a face-to-face encounter related to the primary reason the patient requires home health services with a physician or an allowed non-physician practitioner.

Encompass Health

* Source: Avalere Health and Alliance for Home Health Quality and Innovation Home Health Chart Book 2019, page 12
Refer to pages 112-114 for end notes.

8

High-quality care

IRF quality

Discharge to community*



79.9%
81.2%
79.9%
80.9%
Q4-19
YTD Q3-20

Percent of cases discharged to the community, including home or home with home health.

Higher is better.

Discharge to skilled nursing*



10.2%
8.2%
9.2%
7.6%
Q4-19
YTD Q3-20

Percent of patients discharged to a skilled nursing facility.

Lower is better.

Discharge to acute hospital*



9.2%
10.0%
10.2%
10.9%
Q4-19
YTD Q3-20

Percent of patients discharged to an acute care hospital.

Lower is better.

UDSMR[3] Encompass Health

Home health quality



3.5
3.8

Quality of care Star ratings[(4)]**

97% of our home health agencies are **3** Stars or higher; **48%** are **4** Stars or higher

Higher is better.



3.5
3.7

Patient satisfaction Star ratings[(4)]**

97% of our home health agencies are **3** Stars or higher; **70%** are **4** Stars or higher

Higher is better.



17.5%
150 bps better
16.0%

30-Day Readmission rate***

Percent of patients readmitted to an acute care hospital.

Lower is better.

National average Encompass Health

* On October 1, 2019, IRFs transitioned to a new functional assessment which impacted UDS expected outcomes. Comparisons have been limited to Q4-19 and forward.

** According to CMS, Home Health Compare Star rating measures will be frozen until January 2022, with one normal refresh occuring in Q4 2020 which will capture Q4 2019 data, due to the public health emergency.

*** Source for National Average: Avalere Health and Alliance for Home Health Quality and Innovation Home Health Chart Book 2019, page 57

Refer to pages 112-114 for end notes.

Encompass Health 9

Leading position in cost effectiveness | inpatient rehabilitation

	#	Avg. beds per IRF	Avg. Medicare discharges per IRF[6]	Avg. est. total cost per discharge for FY 2021	Avg. est. total payment per discharge for FY 2021
Encompass Health[5] =	133	68	967	$14,417	$20,944
Free-standing = (Non-Encompass Health)	169	58	591	$18,610	$22,569
Hospital units =	816	24	224	$22,450	$23,801
Total[7]	1,118	35	368	$19,002	$22,607

Medicare pays Encompass Health less per discharge, on average, and Encompass Health treats a comparable acuity patient.

The Company differentiates itself by:

- *"Best Practices" clinical protocols*
- *Supply chain efficiencies*
- *Sophisticated management information systems*
- *Economies of scale*

The conversion to Section GG on October 1, 2019, the COVID-19 pandemic's impact on patient and payor mix, the suspension of sequestration[8], and the use of CARES Act relief funds by other providers may distort these measures in the future.

The average estimated total payment per discharge, as stated, does not reflect a 2% reduction for sequestration[8].
Refer to pages 112-114 for end notes.

Encompass Health 10

Low cost leader | home health

	2019 Episodes	Average revenue per episode*	Average visits per episode	Average revenue per visit (all payors)	Cost per visit
Encompass Health	275,578	$2,972	17.1	$166	$77
Public peer average	336,684	$2,995	17.6	$149	$87
Comparison to peer average		(0.8)%	(2.8)%	11.4%	(11.5)%

Public peer average represents 2019 data from publicly traded home health providers.

Cost per visit is 11.5% lower due to market density and operational efficiency:

- *Caregiver optimization*
- *Optimization of HCHB*
- *Employee culture of excellence*
- *~80% of visits conducted by full-time staff*
- *Daily monitoring of productivity*

Average revenue per visit is 11.4% higher for Encompass Health primarily due to a higher ratio of Medicare to non-Medicare patients.

The conversion to PDGM on January 1, 2020, the COVID-19 pandemic's impact on patient and payor mix, the suspension of sequestration[8], and the use of CARES Act relief funds by other providers may distort these measures in the future.

* EHC's average revenue per episode is 0.8% lower than the peer average due to the acquisitions of Camellia (2018) and Alacare (2019) having lower than average wage indices.

Refer to pages 112-114 for end notes.

Encompass Health 11

New-store/same-store growth | Inpatient Rehabilitation



Pearland, TX (40 beds)
Shelby County, AL (34 beds)
Bluffton, SC (38 beds)
Murrells Inlet, SC (29 beds)
Winston-Salem, NC (68 beds)
Lubbock, TX (40 beds)
Yuma, AZ (51 beds)(9)
Boise, ID (40 beds)
Katy, TX (40 beds)
Murrieta, CA (50 beds)
Sioux Falls, SD (40 beds)
Coralville, IA (40 beds)
15.0
10.0
5.0
0.0
-5.0
-10.0
-15.0

Discharges	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
New store	2.0%	1.9%	1.6%	1.0%	1.7%	1.3%	1.5%	2.4%	2.0%	2.3%	2.1%	1.3%
Same store*	3.9%	4.8%	3.6%	2.0%	1.9%	(0.2)%	2.2%	3.1%	3.2%	2.4%	(12.8)%	(2.8)%
Total by qtr.	5.9%	6.7%	5.2%	3.0%	3.6%	1.1%	3.7%	5.5%	5.2%	4.7%	(10.7)%	(1.5)%
Total by year	4.0%				4.6%				3.9%			
Same-store year*	1.8%				2.8%				1.8%			
Same-store year UDS[3]	(0.5)%				1.1%				1.3%			

Beginning in mid-March 2020, volume growth was impacted by the COVID-19 pandemic.

* Includes consolidated inpatient rehabilitation hospitals classified as same store during each period

Refer to pages 112-114 for end notes.

Encompass Health 12

Inpatient Rehabilitation - Patient Census Information

- Beginning in mid-March 2020, patient census was impacted by the COVID-19 pandemic.



8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
6,311
6,752
6,537
6,910
6,560
6,294
6,452
5,465
6,390
6,263
6,344
6,465
6,331
6,377
6,409
6,526
6,413
6,572
January
February
March
April
May
June
July
August
September
2019
2020

Encompass Health

Patient census presented in this table represents the average daily census for the designated period.

13

New-store/same-store growth | Home Health



Acquired Camellia Healthcare (14 home health locations in 3 states) in May 2018
Acquired Alacare Home Health & Hospice (23 home health locations in Alabama) in July 2019
30.0
20.0
10.0
0.0
-10.0
-20.0

Admissions	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
New store	3.5%	2.5%	5.3%	5.4%	5.3%	5.7%	2.9%	13.0%	12.3%	11.7%	9.4%	1.3%
Same store*	10.1%	7.4%	5.1%	3.8%	5.4%	6.4%	8.3%	9.7%	6.6%	0.2%	(17.3)%	(4.6)%
Total by quarter	13.6%	9.9%	10.4%	9.2%	10.7%	12.1%	11.2%	22.7%	18.9%	11.9%	(7.9)%	(3.3)%
Total by year	17.0%				10.0%				16.3%			
Same-store year*	11.4%				5.6%				7.7%			

- In 2017, the Company acquired or opened 15 home health locations.
- In 2018, the Company acquired or opened 23 home health locations.
- In 2019, the Company acquired or opened 27 home health locations.
- In 2020, the Company acquired or opened two home health locations and consolidated one former equity method location[10].

Beginning in mid-March 2020, volume growth was impacted by the COVID-19 pandemic.

* Includes consolidated home health agencies classified as same store during each period

Refer to pages 112-114 for end notes.

Encompass Health 14

Home Health - Starts of Episodes (Includes Starts of Care and Recertifications)

- Beginning in mid-March 2020, starts of episodes were impacted by the COVID-19 pandemic.
- The acquisition of Alacare anniversaried on July 1, 2020.
- Home health starts of episodes decreased sequentially in August 2020 primarily due to the resurgence of COVID-19 cases and corresponding limitations on elective procedures in certain states.
  - ✓ Florida and Texas represent approximately 40% of our home health revenue.



27,000
24,000
21,000
18,000
15,000
12,000
9,000
6,000
3,000
0
22,562
24,471
20,684
22,445
22,980
22,113
22,125
18,316
22,411
22,223
21,421
22,630
24,197
23,654
25,089
23,466
23,101
23,475
January
February
March
April
May
June
July
August
September
2019
2020

Encompass Health

15

New-store/same-store growth | Hospice



Acquired Camellia Healthcare
(18 hospice locations in 3 states)
in May 2018
Acquired Alacare Home Health & Hospice
(23 hospice locations in Alabama)
in July 2019
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
-10.0

Admissions	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
New store	8.8%	4.4%	26.1%	40.3%	41.2%	35.5%	15.7%	34.6%	31.1%	30.9%	30.6%	0.5%
Same store*	27.2%	36.8%	35.2%	21.1%	8.6%	13.7%	13.6%	5.8%	10.1%	(5.3)%	6.7%	15.8%
Total by quarter	36.0%	41.2%	61.3%	61.4%	49.8%	49.2%	29.3%	40.4%	41.2%	25.6%	37.3%	16.3%
Total by year	45.9%				53.5%				39.8%			
Same-store year*	20.9%				24.6%				12.2%			

- In 2017, the Company acquired or opened two hospice locations.
- In 2018, the Company acquired or opened 22 hospice locations.
- In 2019, the Company acquired or opened 25 hospice locations.
- In 2020, the Company opened one hospice location.

* Includes consolidated hospice agencies classified as same store during each period

Encompass Health 16

Hospice - Admissions

- Hospice admissions experienced an initial drop in March 2020 but rebounded quickly.
- The acquisition of Alacare anniversaried on July 1, 2020.



1,200
1,000
800
600
400
200
0
810
1,092
765
979
803
915
789
1,008
806
1,035
729
1,147
1,001
1,116
977
1,145
906
1,093
January
February
March
April
May
June
July
August
September
2019
2020

Encompass Health 17

Payors (YTD Q3 2020)


% of Revenues
Inpatient rehab segment
66.0%
15.9%
10.4%
3.9%
3.8%
Home health & hospice segment
82.6%
11.1%
4.5%
1.5%
0.3%

Payor source	Payment methodology
Medicare	**Prospective Payment System ("PPS")** - **IRF**: paid per discharge by Case Mix Group ("CMG") - **Home health**: paid per 30-day period of care • A period is paid in two installments: 1) Request for anticipated payment 2) Final bill after episode is complete
Medicare Advantage	**Per diem/visit or CMG/episodes** - Negotiated rate - Some are "tiered" for acuity/severity
Managed care	**Per diem/visit or CMG/episodes** - Negotiated rate - Some are "tiered" for acuity/severity
Medicaid	**Varies by state**
Other	**Variety of methodologies**

Refer to page 79 for detail on payment sources as a percent of revenue.

Encompass Health
18

Strong and sustainable business fundamentals

Attractive healthcare sectors	• Favorable demographic trends driving increasing demand • Nondiscretionary nature of many conditions treated • Highly fragmented post-acute sectors present acquisition and joint venture opportunities
Industry leading positions	• Largest provider of inpatient rehabilitation services • 4th largest provider of Medicare-certified skilled home health services • 8th largest provider of hospice services • Consistent delivery of high-quality, cost-effective, integrated facility-based and home-based care • Enhanced utilization of technology (e.g., clinical, data management, and technology-enabled business processes)
Cost effectiveness	• Effective labor management • Efficient supply chain • Economies related to scale and market density
Real estate ownership	• Portfolio of 136 IRFs as of September 30, 2020 ✓ 98 owned and 38 leased
Financial strength	• Strong balance sheet and liquidity, no significant near-term maturities (credit agreement matures in 2024; bonds mature in 2023 and beyond) • Substantial free cash flow generation
Growth opportunities	• Attractive organic growth opportunities in both segments • Flexible inpatient rehabilitation de novo and acquisition strategy • Home health and hospice platform with track record of growth through acquisitions

Encompass Health 19

IRF-PPS fiscal year 2021 final rule: key provisions

Update to payment rates

The final rule will:

- implement a **net 2.4%** market basket **increase**;
- update case mix group relative weights and average length of stay values;
- decrease the outlier fixed loss threshold; and
- revise the wage index and labor-related share values.
  - CMS will apply a one year 5% cap on any FY 2021 decrease in a geographic area's wage index value from the wage index value from the prior FY.

Other provisions

- CMS will:
  - Remove the post-admission physician evaluation requirement for all IRF discharges beginning on or after October 1, 2020.
  - Revise certain IRF coverage documentation requirements. Specifically, CMS will:
    - Codify longstanding instructions and guidance to ensure uniformity between the Medicare Benefit Policy Manual and applicable regulations,
    - Finalize certain elements of the preadmission screening while not finalizing other elements, and
    - Clarify that, for the purposes of the intensity of therapy requirement, a "week" is defined as "a seven consecutive calendar day period beginning with the date of admission to the IRF" for purposes of the IRF coverage requirements.
  - Allow the use of non-physician practitioners to perform the IRF services and documentation requirements for one of the three required physician visits in a patient's second and subsequent weeks in an IRF stay, provided that the duties are within the non-physician practitioner's scope of practice under applicable state law.

Company observations

Pricing:

- *Net pricing impact to the Company expected to be approx. 2.3% for FY 2021 due to the change in wage index and other labor adjustments, based off the acuity of patients over a twelve-month period ended September 30, 2020.*
  - *The COVID-19 pandemic has significantly impacted our patient mix, and we expect this to continue for the remainder of 2020. As such, the ability to accurately estimate the impact of the 2021 Final IRF Rule is limited.*[11]

Encompass Health

Source: https://www.cms.gov/medicaremedicare-fee-service-paymentinpatientrehabfacppsirf-rules-and-related-files/cms-1729-f

Refer to pages 112-114 for end notes.

20

HH-PPS calendar year 2021 final rule: key provisions

Final rule updates to 2021 payment rates

The final rule will:

- implement a **net 2.0%** market basket **increase** (2.3% market basket update reduced by a 0.3% productivity adjustment);
- implement a 0.1% reduction related to the rural add-on modifications as required by the Bipartisan Budget Act (BBA) of 2018; and
- revise the wage index.
  - CMS will apply a one year 5% cap on any FY 2021 decrease in a geographic area's wage index value from the wage index value from the prior CY.

CMS did not implement any additional payment changes as behavioral adjustments for CY 2021 due to lack of data and the COVID-19 pandemic.

Quality reporting

CMS did not finalize any changes to the Home Health Quality Reporting Program or the Home Health Value-Based Purchasing (HHVBP) Model beyond codifying certain regulations set forth in the May 2020 COVID Interim Final Rule.

The Use of Technology under the Medicare HH Benefit

CMS finalized the use of telecommunications technologies in providing care to beneficiaries under the Medicare home health benefit, as long as the telecommunications technology meets certain criteria and does not replace ordered in-person visits.

Company observations

Pricing:

- *Net pricing impact to the Company expected to be an increase of 1.9% for CY 2021*[12]

Source: https://www.cms.gov/medicaremedicare-fee-service-paymenthomehealthppshome-health-prospective-payment-system-regulations/cms-1730-f

Refer to pages 112-114 for end notes.

Encompass Health 21

IMPACT Act of 2014 - enacted Oct. 6, 2014

Company observations and considerations with respect to the IMPACT Act:

- It was developed on a bi-partisan basis by the House Ways and Means and Senate Finance Committees and incorporated feedback from healthcare providers and provider organizations that responded to the Committees' solicitation of post-acute payment reform ideas and proposals.

- It directs the United States Department of Health and Human Services ("HHS"), in consultation with healthcare stakeholders, to implement standardized data collection processes for post-acute quality and resource use measures. On May 8, 2020, CMS issued an Interim Final Rule with comment period (85 Fed. Reg. 27,550) in which it rescheduled the timeframes during which these data collection processes will be implemented, in accordance with the timing of the conclusion of the COVID-19 public health emergency ("PHE").

- Although the IMPACT Act does not specifically call for the implementation of a new post-acute payment system, the Company believes this Act will lay the foundation for possible future post-acute payment policies that would be based on patients' medical conditions and other clinical factors rather than the setting where the care is provided. It has created additional data collection and reporting requirements for the Company's IRFs and home health agencies.

- While the Company cannot quantify the potential financial effect of the IMPACT Act on Encompass Health, the Company believes any post-acute payment system that is data driven and focuses on the needs and underlying medical conditions of post-acute patients will be positive for providers who offer high-quality, cost-effective care. Encompass Health believes it is doing just that and expects this act will be positive for the Company.

- However, it will likely take years for the quality data to be gathered, standardized patient assessment data to be assembled and disseminated, and potential payment policies to be developed, tested and promulgated. As a national leader in integrated healthcare services, offering both facility-based and home-based patient care, the Company looks forward to working with HHS, the Medicare Payment Advisory Commission and other healthcare stakeholders on these initiatives.

Encompass Health

Source: https://www.govtrack.us/congress/bills/113/hr4994/text

22

Investment thesis and strategy

Encompass Health's ability to adapt to changes, build strategic relationships, and consistently provide high-quality, cost-effective care positions the Company for success in the evolving healthcare industry.

Encompass Health 23

Investment thesis

Encompass Health is one of the nation's leading providers of integrated post-acute services.

The healthcare industry is evolving toward integrated delivery models and value-based care. Providers must be able to adapt to changes, build strategic relationships across the healthcare continuum, and consistently provide high-quality, cost-effective care to be successful.

Change agility	Demonstrated ability to adapt across economic cycles and in the face of numerous and significant regulatory and legislative changes
Strategic relationships	Joint ventures with acute-care partners comprise one-third of IRF portfolio.
	Collaborating with Cerner Corporation in our Post-Acute Innovation Center to develop enhanced tools to manage patients across the continuum of care
	Engaged in a strategic sponsorship of the American Heart Association/American Stroke Association to jointly work to elevate national and local awareness that stroke is treatable and beatable through rehabilitation and community support
Quality of patient outcomes	Outcomes in both operating segments exceed national industry standards.
Cost effectiveness	Treatment of medically complex patients at lower average costs than other post-acute providers through superior clinical protocols, economies of scale, and technology-enabled business and clinical processes
Growth	Both of the Company's segments benefit from favorable demographic trends and the nondiscretionary nature of many conditions treated.

Encompass Health 24

Strategy

The Company's strategy is to expand its network of inpatient rehabilitation hospitals and home health and hospice locations, further strengthen its relationships with healthcare systems, provider networks, and payors in order to connect patient care across the healthcare continuum, and to deliver superior outcomes.

Elements of strategy

- Clinical expertise and high-quality outcomes
- Financial resources
- Advanced technology
- Sustained growth
- Post-acute innovation
- Workforce

Encompass Health 25

Elements of strategy

Clinical expertise and high-quality outcomes	Diagnosis-specific treatment protocols drive high-quality outcomes
	Technology facilitates information flow across the provider continuum and supports the use of predictive analytics
	Integration of care transition coordinators in a patient's care plans ensures seamless handoff between sites of care
	Clinical program enhancement through disease-specific certifications; 124 Encompass Health inpatient rehabilitation hospitals hold one or more disease-specific certifications, including 124 with stroke-specific certifications
	Focus on superior outcomes, as evidenced by both segments exceeding national industry averages (see page 9)
Financial resources	Strong, well-capitalized balance sheet
	Free cash flow funds growth and shareholder distributions
Advanced technology	Proprietary rehabilitation-specific clinical information system (known as "ACE-IT")
	Proprietary management reporting system (known as "Beacon")
	Optimization of Homecare Homebase
	Strategic relationships with Cerner and Medalogix
Sustained growth	Highly fragmented sectors present acquisition opportunities
	Extensive track record of successful joint ventures highlights Encompass Health as a potential partner as continued regulatory, compliance and quality reporting create challenges for hospital IRF units
	Technology-facilitated and data-driven processes drive organic growth
	Available capital and expertise in clinical delivery, regulatory compliance and Certificate of Need (CON) process management
Post-acute solutions	Predictive analytics used to enhance patient outcomes (e.g., ReACT; Sepsis Alert; post-acute readmission prediction model)
	Ongoing innovation with the Post-Acute Innovation Center
	Active participant in various alternative payment models
Workforce	Attract, develop and retain a motivated and engaged workforce
	Foster an inclusive work environment that is knowledgeable and responsive to the diverse communities of patients we serve
	Undertake significant efforts to ensure our clinical and support staff receives the education and training necessary to provide the highest quality care in the most cost-effective manner

Encompass Health 26

The post-acute landscape continues to evolve.

Current post-acute providers

- *Medicare payments/regulations are site specific (e.g., 60% Rule, 3-Hour Rule, "preponderance" of one-to-one therapy, definition of homebound).*[(2)]

Long-term acute care hospitals

Inpatient rehabilitation hospitals

Skilled nursing facilities

Home health

- ***Integrated delivery payment models***
- ***Value-based payments***
- ***Site neutrality***

Future post-acute providers

- *Medicare payments/regulations will be condition and outcome focused.*
- *Many existing regulations will become unnecessary.*

Facility-based post acute services

- Full range: low acuity → high acuity
- 24/7 nursing coverage
- Eliminates payment silos; has patient characteristic payment models

Home-based post-acute services

- More care in the home (lowest cost setting)
- Ability to care for high-acuity patients with multiple chronic conditions

- **The healthcare industry is moving toward integrated delivery payment models, value-based purchasing, and post-acute site neutrality. New payment systems for LTCHs, IRFs, SNFs and HHAs are part of these broader changes.**
- **To succeed, providers must adapt to changes in the regulatory and operating environments, build strategic relationships across the healthcare continuum, and consistently provide high-quality care at a cost-effective price.**

Encompass Health

Refer to pages 112-114 for end notes.

27

We believe the Company is well-positioned for the progression towards integrated delivery models and post-acute site neutrality as it will be able to treat all types of post-acute patients by leveraging its operational expertise across its network of facility-based and home-based assets.



The Company's IRFs have the physical construct, clinical staffing, and operating expertise to "pivot from the center" to address the full spectrum of inpatient post-acute needs in a site neutral environment.
Present
LTACs
IRFs
SNFs
Always available
Sometimes available
Seldom available
Therapy gym & training
Systems for all PAC patients
Staff trained for all acuity
Therapy gym & training
Systems for all PAC patients
Staff trained for all acuity
Therapy gym & training
Systems for all PAC patients
Staff trained for all acuity
Progression to site neutrality
Future
Post-acute inpatient hospitals
Post-acute inpatient spectrum
Higher acuity
Lower acuity
Home health
Higher acuity patients will transition from post-acute inpatient hospitals to home health. Lower acuity patients will go directly to home health.

Encompass Health 28

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Guidance for Q4 2020

	Q4 2019 Actuals	Q4 2020 Guidance
Net operating revenues	$1,184.4 million	$1,150 million to $1,220 million
Adjusted EBITDA[13]	$238.2 million	$225 million to $240 million
Adjusted earnings per share from continuing operations attributable to Encompass Health[14]	$0.85	$0.79 to $0.90

Encompass Health

Reconciliations to GAAP provided on pages 100-109; Refer to pages 112-114 for end notes.

30

Q4 2020 Guidance considerations

Adjusted EBITDA of $238.2 million in Q4 2019 was impacted by:	
(in millions)	
Self-insurance programs reserve adjustments	$7.0
Business interruption insurance recovery	2.5
Net impact to Q4 2019 Adjusted EBITDA	$9.5

Inpatient Rehabilitation

- Estimated increase in Medicare pricing of 2.3% (FY21 Medicare IRF Rule effective October 1, 2020)
- Outpatient revenue down 40% from Q4 2019 due to ongoing impact of the COVID-19 pandemic
- Salary increase of ~3%; benefits increase of ~20% (due to the expectation of increased claims activity and Q4 2019 favorable self-insurance reserve adjustments)
- Continued higher cost and utilization of personal protective equipment
- Revenue reserve related to bad debt of 1.4% to 1.6% of net operating revenues

Home Health and Hospice

- Estimated 2% to 3% net Medicare home health pricing decrease related to PDGM
- Estimated hospice pricing increase of 2.4% (FY21 Medicare Hospice Rule effective October 1, 2020)
- Salary increase of ~3%; benefits increase of 5% to 10%
- Continued higher cost and utilization of personal protective equipment
- Administrative costs related to expansion of Review Choice Demonstration program

Consolidated

- Increased interest expense (see page 32)
- Increased depreciation and amortization
- Diluted share count of ~100 million shares

Encompass Health 31

Adjusted free cash flow[15] assumptions

Certain cash flow items (millions)	9 Months 2020 Actuals	2020 Assumptions	2019 Actuals
Cash interest payments (net of amortization of debt discounts and fees)	$132.9	$170 to $180	$155.2
Cash payments for income taxes, net of refunds	$30.2	$45 to $65	$104.1
Working capital and other	($17.1)	($25 to $5)	$22.0
Maintenance CAPEX	$107.5	$155 to $165	$167.1
Adjusted free cash flow	$366.9	$440 to $515	$516.5

- Increased cash interest payments expected in 2020 due to new borrowings in 2019 to fund the acquisition of Alacare and the exercise of the home health rollover shares and SARs plus 2020 borrowings to fund the final tranche of rollover shares and SARs (see page 63)
- Decreased cash payments for income taxes expected in 2020 due to overpayments in 2019, lower book income in 2020, additional bonus depreciation resulting from the CARES Act and the expected deduction for the exercise of 2020 SARs (see page 63)

Encompass Health

Reconciliations to GAAP provided on pages 100-109; Refer to pages 112-114 for end notes.

32

Uses of free cash flow

($millions)		9 Months 2020 Actuals	2020 Assumptions	2019 Actuals
Growth in core business	IRF bed expansions	$33.2	$40 to $50	$39.8
	New IRFs			
	- De novos	97.2	180 to 190	114.2
	- Acquisitions	—	opportunistic	—
	- Replacement IRFs and other	27.4	35 to 45	83.1
	Home health and hospice acquisitions (includes Alacare in 2019)	1.1	1.1	231.5
		$158.9	$256.1 to $286.1	$468.6
Debt reduction	Debt (borrowings) redemptions, net	$(513.8)	opportunistic	$(548.2)
Shareholder and other distributions	Cash dividends on common stock	84.3	~$112	108.7
	Purchase of Home Health Holdings rollover shares and exercise of SARs (see page 63)	262.9	262.9	231.4
	Common stock repurchases	4.9	opportunistic	45.9

Quarterly cash dividend currently set at $0.28 per common share

~$199 million authorization remaining as of September 30, 2020[16]

Encompass Health

See the debt schedule on page 61. Refer to pages 112-114 for end notes.

33

Growth

Encompass Health is a leader in serving the post-acute patient population and has multiple avenues available for sustained growth in both segments. Favorable demographic trends are driving increasing demand.

Encompass Health 34

The Company has multiple avenues available for sustained growth in both segments

- **The Company continues to have excellent organic growth opportunities in inpatient rehabilitation, home health, and hospice.**
  - Track record of consistent growth
  - IRF organic growth supplemented by bed additions
    - Bed additions at existing hospitals offer highest returns
  - Maturation of acquired home health and hospice locations
- **Target six to ten new inpatient rehabilitation hospitals per year (beginning in 2021) to complement organic growth**
  - De novos and unit acquisitions will allow entry into, and growth in, new markets.
  - Occasional opportunities to acquire freestanding IRFs
    - Several portfolios with private equity ownership
  - Joint venture growth opportunities
- **Target $50 to $100 million per year toward home health and hospice acquisitions to complement organic growth (not inclusive of larger acquisitions)**
  - Home health acquisitions and new-store growth prioritized in Encompass Health IRF markets without current overlap
  - Build additional scale in hospice via acquisitions and de novos with emphasis on increasing Encompass Health home health and hospice overlap
  - Periodic opportunities to acquire larger regional players (e.g. CareSouth, Camellia and Alacare)

Encompass Health 35

All business lines benefit from a demographic tailwind: growth in the Medicare beneficiary population



Projected Population of Age 65+
Millions
Baby Boomer wave reaches average age of an Encompass Health Medicare patient (~76).
~3% CAGR
80
70
60
50
40
30
20
10
0
41% (19.0M)
43% (22.7M)
45% (26.8M)
46% (30.7M)
46% (33.3M)
2014
2018
2022
2026
2030
Age 65-69
Age 70-79
Age 80+

- The growth rate of Medicare beneficiaries increased in 2011 to an approx. **3% CAGR** as "Baby Boomers" started turning age 65.
  - ~10,000 Baby Boomers turn 65 each day
- **The CAGR for the population in Encompass Health's average patient age range is ~5%.**

CAGR (population growth by age)				
Age	2014 to 2018	2018 to 2022	2022 to 2026	2026 to 2030
65-69	2.8%	2.6%	1.6%	(0.1)%
70-74	4.9%	3.7%	2.5%	2.1%
75-79	4.0%	5.0%	4.9%	2.0%
80+	1.5%	2.4%	3.6%	5.2%
Total	**3.2%**	**3.3%**	**2.9%**	**2.2%**

Encompass Health

Source: www.census.gov/data/datasets/2017/demo/popproj/2017-popproj.html

36

Multi-faceted inpatient rehabilitation growth strategy



Wholly owned and joint ventures
De novos
Acquisitions
Bed expansions
New beds
Total IRFs
400
300
200
100
0
140
135
130
125
120
115
110
105
100
95
90
85
80
2016
2017
2018
2019
Projected 2020

	2016	2017	2018	2019	Projected 2020
% Increase in licensed beds	1%	4%	1%	3%	3%
Total number of licensed beds	8,504*	8,851	8,966**	9,249†	9,508‡
Total number of IRFs	123*	127	130**	133	137

2019 Bed count increase

- *Lubbock, TX (40 beds)*
- *Boise, ID (40 beds)*
- *Katy, TX (40 beds)*
- *Bed expansions (152 beds)*

2020 Projected bed count increase

- *Murrieta, CA (50 beds)*
- *Sioux Falls, SD (40 beds)*
- *Coralville, IA (40 beds)*
- *Toledo, OH (40 beds)*
- *Bed expansions (~120 beds)*

* 2016 total number of licensed beds and total number of IRFs include the disposal of 61 beds at Beaumont, TX (sold June 2016) and 83 beds at Austin, TX (closed August 2016).

** 2018 total number of licensed beds and total number of IRFs include the consolidation of the Ft. Worth market (decrease of 60 beds) and the de-licensure of 20 SNF beds at a Dallas IRF.

† 2019 total number of licensed beds includes the de-licensure of 25 SNF beds at Round Rock, TX, the de-licensure of 5 beds at an IRF in Newburgh, IN, the de-licensure of 10 beds in Western Hills, WV, and the consolidation of Yuma (increase of 51 beds).

‡ 2020 total projected number of licensed beds includes the de-licensure of 31 beds at an IRF in Woburn, MA.

Encompass Health 37

Inpatient rehabilitation growth pipeline

Disciplined approach to new store growth
- $8 billion Medicare IRF market -

Considerations:

- Market demographics
- Presence of other IRFs
- Geographic proximity to other Company IRFs and home health locations
- Potential joint venture partners

Typical development pipeline

	Exploratory / CA executed	Actively working	Near-term actionable
No. of projects	30 - 40	10 - 12	6 - 10

Factors:

- Certificate of need process/timeline
- Fair market valuation of contributed assets (joint ventures only)
- Partnership complexities

The Company's value proposition

- ✓ CAPEX to build free-standing IRF, freeing up space for medical/surgical beds in an acute care facility for a JV partner
- ✓ Enhance the position of the acute care hospital to meet quality requirements and effectively participate in alternative payment models
- ✓ Increased acute care hospital flow-through by taking appropriate higher acuity patients faster than other post-acute settings
- ✓ Clinical collaboration between the Company's IRFs and home health locations
- ✓ Proprietary rehabilitation-specific clinical information system (ACE-IT) integrated with acute care hospitals' clinical information systems to facilitate patient transfers, reduce readmissions, and enhance outcomes
- ✓ Proprietary real-time performance management systems (care management, labor productivity, quality reporting, therapy analysis and expense management) to ensure appropriate clinical oversight and improve profitability
- ✓ Proven track record of efficient management of regulatory process (CON, licensure, occupancy, etc.)
- ✓ Experienced transaction/integration team
- ✓ National leader in post-acute policy activities
- ✓ Leverage scale and density to drive clinical and operational results; standardization of best practices across the Company
- ✓ Supply chain efficiencies
- ✓ Medical leadership and clinical advisory boards

Source: MedPAC, Medicare Payment Policy, March 2020 - page 273
CA = confidentiality agreement

Encompass Health 38

Inpatient rehabilitation acute care joint venture partnerships

- The Company's IRF joint ventures began in 1991 with Vanderbilt University Medical Center.
- The Company's joint venture acute care hospital partners own equity that ranges from 2.5% to 50%.

49* IRF joint venture hospitals in place with major healthcare systems such as:

- Barnes-Jewish
- University of Virginia Medical Center
- Vanderbilt University Medical Center
- Geisinger Health System
- Cleveland Clinic Martin Health
- Monmouth Medical Center (RWJBarnabas Health)
- Yuma Regional Medical Center
- Mercy Health System
- Maine Medical Center
- Methodist Healthcare-Memphis Hospitals, a subsidiary of Methodist Le Bonheur Healthcare



Joint ventures with acute care hospitals establish a solid foundation for integrated delivery and alternative payment models.

Encompass Health

* Excludes IRF joint venture hospitals that have been announced but were not operational as of September 30, 2020: San Angelo, TX, Shiloh, IL and Knoxville, TN; also excludes Charleston, SC which became a joint venture on October 1, 2020.

39

De novo IRFs and acquisitions

Investment considerations

- IRR objective of 13% (after tax)
- Joint venture capitalization
- Certificate of need (“CON”) costs, where applicable
- Clinical information system (“CIS”) installation costs
- Medicare certification for new hospitals (minimum of 30 patients treated for zero revenue)

18 **IRF development projects announced and underway**

2 **New states**

- South Dakota and Iowa in 2020

	Location	Operations date	Joint venture?	# of New Beds 2020	# of New Beds 2021	# of New Beds 2022
De novo IRFs:						
	Murrieta, CA	Q1 2020		50		
	Sioux Falls, SD	Q2 2020		40		
	Coralville, IA	Q2 2020	Yes	40		
1	Toledo, OH	Q4 2020		40		
2	Cumming, GA	Q2 2021			50	
3	North Tampa, FL	Q2 2021			50	
4	San Angelo, TX	Q2 2021	Yes		40	
5	Greenville, SC	Q3 2021			40	
6	Shreveport, LA	Q3 2021			40	
7	Waco, TX	Q3 2021			40	
8	Pensacola, FL	Q3 2021			40	
9	Stockbridge, GA	Q4 2021			50	
10	Knoxville, TN	Q2 2022	Yes			73
11	Libertyville, IL	TBD 2022				60
12	St. Augustine, FL	TBD 2022				40
13	Lakeland, FL	TBD 2022				50
14	Clermont, FL	TBD 2022				50
15	Naples, FL	TBD 2022				50
16	Cape Coral, FL	TBD 2022				40
17	Jacksonville, FL	TBD 2022				50
18	Shiloh, IL	TBD 2022	Yes			40
Bed expansions, net*				~120	~100	~100
				~290	~450	~553

Encompass Health

* Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. For 2021 and 2022, the currently expected range for bed expansions is 100 to 150.

40

De novo costs and timeline

- Prototype includes all private rooms
- Core infrastructure of building anticipates future expansion (accretive to financial returns)
- Factors that impact costs/timeline:
  - CON status
  - State regulatory requirements
  - Local planning and zoning approvals
  - Hospital-specific complexities

Capital cost (millions)	Low	High
Construction, design, permitting, etc.	$22	$29
Land	2	6
Equipment (including CIS)	3	5
Range of a typical 40-50 bed IRF	**$27**	**$40**

Pre-opening expenses* (millions)	Low	High
Operating	$0.5	$1.0
Salaries, wages, benefits	0.5	1.0
	$1.0	**$2.0**

Illustrative timeline



Project start
Groundbreaking
Opening
CON process (if applicable)
Zoning & design
Permitting
Construction
6 months to 3 years
18 to 20 months

Encompass Health

*Pre-opening expenses include expenses for training new employees on the clinical information system, which vary based on the timing of the first admission.

41

IRF de novo occupancy and EBITDA* trends



Sustained positive EBITDA
Occupancy
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
1
2
3
4
5
6
7
8
9
10
11
12
Months
Shelby County (04/2018)
Bluffton (06/2018)
Murrells Inlet** (09/2018)
Lubbock (05/2019)
Katy (09/2019)
Murrieta (02/2020)
Coralville (06/2020)
Sioux Falls (06/2020)
The Company's average 2019 occupancy

* IRF EBITDA = earnings before interest, taxes, depreciation, and amortization directly attributable to the related hospital

** We began operating a 29-bed inpatient rehabilitation hospital in Murrells Inlet, South Carolina with our joint venture partner, Tidelands Health, in September 2018. In May 2019, we began operating a 46-bed inpatient rehabilitation satellite of this hospital in Little River, South Carolina.

Encompass Health 42

Multi-faceted home health and hospice growth strategy

Organic growth	• Strong demand due to cost effectiveness of home-based care and increasing preference of patients to be treated at home • Strong organic growth from existing locations • Demographics * Currently located in states that represent ~70% of total Medicare home health and hospice spend
Home health acquisitions and de novos	• Highly fragmented market * Substantial private equity and family ownership • Prioritization of new IRF overlap markets • Proven ability to consummate and integrate acquisitions • Sustainable and replicable culture • Implementation of best practices and technology
Clinical collaboration	• Attractive partner due to quality of outcomes, data management, scale and market density, and willingness/ability to treat high acuity and/or chronic patients • Plan of care coordination with Encompass Health's IRFs • Care Transition Coordinators serve as representatives in transitional care activities and strategic relationships with other healthcare providers
Hospice acquisitions and de novos	• Prioritization of existing home health markets • Opportunity to build scale and leverage components of existing infrastructure

Encompass Health 43

Home health growth pipeline

- **$17.9 billion** Medicare home health market is highly fragmented with over **11,500** home health agencies.
- Approx. **92%** of these have annual revenue of less than $5 million.
- Top **four** public companies represent approx. **22%** of the Medicare market.
- The Company represents **4.4%** of the Medicare home health market.

Prioritize acquisitions in Company IRF markets to enhance clinical collaboration

Number of home health agencies over time



The number of home health agencies is near an all-time high and presents significant consolidation opportunities.
# of Agencies
13,000
12,000
11,000
10,000
9,000
8,000
7,000
6,000
5,000
4,000
1998
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
Cost-based
Interim payment systems (IPS)
Prospective Payment System (PPS)

Encompass Health

Source: MedPAC, Medicare Payment Policy - March 2020, pages 252 and 259; March 2019, page 234; March 2018, page 246; March 2017, page 231; March 2016, page 214; March 2015, page 218; March 2014, page 221; March 2013, page 194; and March 2003, page 112; MedPAC - Healthcare spending and the Medicare program, June 2006, page 131; Medicare Claims Data

44

Hospice growth pipeline

- Medicare hospice market is approx. $19.2 billion.
- 1.5 million Medicare beneficiaries received hospice services from approx. 4,600 providers in 2018.
- Hospice use among Medicare beneficiaries has grown substantially in recent years, suggesting greater awareness of and access to hospice services.
  - In 2018, only 51% of Medicare decendents utilized hospice services, and of those, more than 25% died in the first seven days of care, even though hospice care is intended for patients that physicians believe have six months or less to live.
  - On January 1, 2016, Medicare began paying for voluntary advance care planning conversations between a beneficiary and his or her physician.
- Annual Medicare spending on FFS decedents averages ~$34,500 per beneficiary — almost 4x higher than the average cost for beneficiaries who did not die during the year.
  - Roughly 25% of traditional Medicare spending for health care is for services provided to beneficiaries age 65 and older in their last year of life.

Acquisition strategy for hospice

- *Medicare focused*
- *Located in markets with significant Medicare spend*
- *Growing societal preference*
- *Build scale in existing markets*
- *Increase overlap with home health locations*
- *Leverage infrastructure and reputation*

% of Medicare decedents using hospice


2000
~23%
2018
~51%

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2020, pages 325, 326, and 338; https://www.kff.org/medicare/fact-sheet/10-faqs-medicares-role-in-end-of-life-care

45

Operational Initiatives

Our operational initiatives are designed to respond to regulatory changes, expand our services to more patients in need of our higher level of care, enhance our clinical expertise, and ensure the delivery of high-quality outcomes.

Encompass Health 46

Inpatient rehabilitation: Continue transition to IRF PAI Section GG

Elimination of FIM™ functional assessment items from IRF-PPS

- Effective Oct. 1, 2019, CMS replaced the FIM™ functional independence measures with the Section GG functional outcome measures on the IRF-PAI for reporting and payment purposes.
- This new payment system makes substantial changes to the case mix groups (CMGs) and will, therefore, impact Medicare revenue per discharge.

Transition to CMS Section GG quality indicators and reimbursement

- Continue to provide feedback to CMS after the implementation of the new payment system.
- Continue training and education of hospital staff on utilization, including documentation requirements and system changes.

Encompass Health 47

Home health: Patient-Driven Groupings Model (PDGM)

Move to the Patient Driven Groupings Model (PDGM)

Effective January 1, 2020, PDGM, which relies more heavily on clinical characteristics:

- implemented a 4.36% reduction in the base rate using assumed provider behavioral changes;
- eliminated therapy service use thresholds in case-mix adjustments;
- moved from 60-day to 30-day payment periods; and
- reduced the Request for Anticipated Payment percentage in 2020 with full elimination in 2021.

Home Health Operational Priorities

- Specificity of coding
- Identification of functional impairments
- Awareness of LUPA thresholds
- Economic efficiency through growth in scale and density
- Emphasis on evidence-based care planning powered by Medalogix
- Expansion of Care Transition Coordinator program
- Realization of productivity standards
- Optimization of clinical staff

Encompass Health 48

The Company continues to improve the patient experience and outcomes through integrated care delivery.

- **The lower clinical collaboration rate for YTD 2020 was driven by a higher mix of Medicare Advantage patients (see page 79).**
  - Medicare fee-for-service clinical collaboration rate increased 50 bps from 43.0% in YTD 2019 to 43.5% in YTD 2020.
  - Medicare Advantage clinical collaboration rate increased 300 bps from 13.0% in YTD 2019 to 16.0% in YTD 2020.

- **Clinical collaboration objectives:**
  - Improve patient experience and outcomes
  - Reduce total cost of care across a post-acute episode
- Coordination between our IRFs and HH teams is resulting in lower discharges to SNFs and higher discharges home.

Inpatient rehabilitation-home health clinical collaboration (all payors) overlap markets*



Clinical Collaboration Rate
18.5%
8,555
37,671
71
2015
25.4%
13,800
40,637
72
2016
29.5%
17,947
42,950
76
2017
34.0%
21,547
41,858
81
2018
35.6%
24,560
44,479
89
2019
33.3%
18,765
37,578
89
YTD 2020
Encompass Health IRF discharges to:
EHC Home Health
Non-EHC Home Health
Overlap Markets*

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 49

Building stroke market share

Leveraging our:

- quality outcomes
- strategic sponsorship with the AHA/ASA
- clinical collaboration
- joint commission certifications


~800,000
strokes per year in the U.S.
~142,000
deaths from stroke
~34,500
strokes treated in EHC IRFs
~623,500 strokes
EHC's 3-year stroke CAGR is ~6%.

124 EHC IRFs hold stroke-specific certifications.

Continue to increase market share by focusing on IRF-eligible stroke patients going to SNFs and non-EHC IRFs.

Stroke cases account for ~1/3 of EHC's Medicare Advantage volume.

Click here to view our Life After Stroke Guide. See pages 52-54 for endorsements from independent researchers.

Encompass Health

Source: https://www.ahajournals.org/doi/pdf/10.1161/CIR.0000000000000659; page e305; Table 14-1

50

Building stroke market share


Stroke market share
4.7%
Market share
30,643
2017
4.9%
Market share
32,309
2018
5.2%
Market share
34,465
2019
5.3%
Market share
34,555
LTM Q3 2020
EHC Discharges

- EHC stroke discharge growth:
  - 2019 +6.7% vs. 2018


EHC stroke payor mix
2019
Other
25.3%
Medicare Adv.
19.9%
Medicare FFS
54.8%
YTD Q3 2020
Other
26.5%
Medicare Adv.
25.0%
Medicare FFS
48.5%

Stroke % of Payor	2019	YTD Q3 2020
% of total discharges	18.4%	19.1%
% of Medicare FFS discharges	14.8%	15.0%
% of Medicare Advantage discharges	32.7%	29.5%

Defining Stroke Market Share

- Total stroke incidence based on statistics released in annual AHA report
- Mortality within stroke incidence is updated by AHA with greater frequency
- EHC stroke market share defined as: $\frac{\text{EHC LTM Stroke Discharges}}{\text{AHA Stroke Incidence } \textit{Less} \text{ Deaths*}}$

Encompass Health

* The denominator typically decreases over time as deaths resulting from stroke may lag the incidence of stroke.

51

Independent research concludes IRFs are a better rehabilitation option for stroke patients than SNFs



Winstein et al Guidelines for Adult Stroke Rehabilitation and Recovery
AHA/ASA Guideline
Guidelines for Adult Stroke Rehabilitation and Recovery
A Guideline for Healthcare Professionals From the American Heart Association/American Stroke Association
Endorsed by the American Academy of Physical Medicine and Rehabilitation and the American Society of Neurorehabilitation
The American Academy of Neurology affirms the value of this guideline as an educational tool for neurologists and the American Congress of Rehabilitation Medicine also affirms the educational value of these guidelines for its members
Carolee J. Winstein, PhD, PT, Chair; Joel Stein, MD, Vice Chair; Ross Arena, PhD, PT, FAHA; Barbara Bates, MD, MBA; Leora R. Cherney, PhD; Steven C. Cramer, MD; Frank Deruyter, PhD; Janice J. Eng, PhD, BSc; Beth Fisher, PhD, PT; Richard L. Harvey, MD; Catherine E. Lang, PhD, PT; Marilyn MacKay-Lyons, BSc, MScPT, PhD; Kenneth J. Ottenbacher, PhD, OTR; Sue Pugh, MSN, RN, CNS-BC, CRRN, CNRN, FAHA; Mathew J. Reeves, PhD, DVM, FAHA; Lorie G. Richards, PhD, OTR/L; William Stiers, PhD, ABPP (RP); Richard D. Zorowitz, MD; on behalf of the American Heart Association Stroke Council, Council on Cardiovascular and Stroke Nursing, Council on Clinical Cardiology, and Council on Quality of Care and Outcomes Research
Purpose—The aim of this guideline is to provide a synopsis of best clinical practices in the rehabilitative care of adults recovering from stroke.
Stroke. 2016;47:e98-e169.
Stroke is available at http://stroke.ahajournals.org

124 of the Company's IRFs hold The Joint Commission's Disease-Specific Care Certification in stroke rehabilitation.

"Whenever possible, the American Stroke Association strongly recommends that stroke patients be treated at an inpatient rehabilitation facility rather than a skilled nursing facility."

"IRF patients have higher rates of return to community living and greater functional recovery..."

"If the hospital suggests sending your loved one to a skilled nursing facility after a stroke, **advocate for the patient to go to an inpatient rehabilitation facility instead..."***

* AHA/ASA press release, "Inpatient rehab recommended over nursing homes for stroke rehab," issued May 4, 2016 (newsroom.heart.org)

** "Guidelines for Adult Stroke Rehabilitation and Recovery," issued May 2016 (stroke.ahajournals.org)

Encompass Health 52

The Department of Veterans Affairs endorses the AHA/ASA Guidelines in their 2019 Guidelines on Stroke Rehabilitation

Annals of Internal Medicine

The Management of Stroke Rehabilita[...] Department of Veterans Affairs and U.[...] Clinical Practice Guideline

James Sall, PhD; Blessen C. Eapen, MD; Johanna Elizabeth Tran, MD; A[...]

There was also strong evidence that rehabilitation in the setting of an organized inpatient stroke unit (in a single physical location with a dedicated rehabilitation team) improved the likelihood of discharge to home in patients with a history of stroke (16). Although many of the studies that we reviewed took place outside of the United States, they have several systemic and organizational components in common with medical care provided in the United States. Specifically, a multidisciplinary team that included physicians, nurses, and therapists with expertise in stroke rehabilitation provided care on these units. Of note, the exact makeup of the team varied somewhat among studies, and the optimal composition of such a team is still unknown. Outcomes from these units were consistently superior to outcomes after care on a general medical unit in terms of death, dependency, and discharge to home.

SUMMARY AND OTHER GUIDELINES

In summary, the 2019 VA/DoD CPG provides recommendations and clinical algorithms for poststroke rehabilitation care delivery with focus on 6 key areas, including timing of rehabilitation treatment; motor therapy; assessment, management, and treatment of dysphagia; cognitive rehabilitation approaches, speech and sensory therapy; mental health treatment; and community reintegration. Poststroke rehabilitation requires an interdisciplinary holistic approach to the management, treatment, and rehabilitation of poststroke sequelae, with the patient and family as vital members of the team. We recommend using these guidelines as an adjunct to the AHA/ASA for Adult Stroke Rehabilitation and Recovery (7).

From Department of Veterans Affairs (J.S., J.E.T., M.E.R.); VA Greater Los Angeles Health Care System, Los Angeles, California (B.C.E.); and Brooke Army Medical Center, Fort Sam Houston, Texas (A.O.B.).

providers in both primary care and rehabilitation. Key features of the guideline are recommendations in 6 areas: timing and approach; motor therapy; dysphagia; cognitive, speech, and sen-

There are 18.2 million veterans and 9 million are served by the Veterans Administration each year.

Encompass Health

"The Management of Stroke Rehabilitation" issued November 2019 (https://annals.org/aim/fullarticle/2755728/management-stroke-rehabilitation-synopsis-2019-u-s-department-veterans-affairs)

53

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Post-acute innovation

Our post-acute solutions will leverage our clinical expertise, large post-acute datasets, EMR technologies, and strategic partnerships to drive improved patient outcomes and lower cost of care across the entire post-acute episode.

2018

- Modified and implemented Cerner's HealtheCare module; created a longitudinal patient record to manage patients across the post-acute continuum
  - piloting in Tyler, Texas
- Deployed ReAct in all of our hospitals
- Developed post-acute readmission prediction model
  - piloting in Tyler, Texas and Petersburg, Virginia
- Began utilizing care navigators to follow a patient throughout an episode of care

2019

- Refined post-acute readmission prediction model; deployed to 7 additional EHC hospitals in Houston market
- Designed and implemented post-acute care clinical decision support tools
- Designed and implemented quality reporting tool for building preferred provider networks
- Used Medalogix for home health care plan optimization and to reduce emergency room visits and hospital readmissions
- Created a provider hub to automate market analysis tools

2020

- Deployed a post-acute readmission prediction model in all EHC hospitals, including rollout of a readmission reduction playbook
- Deployed Medalogix to all EHC home health locations for home health care plan optimization and to reduce emergency room visits and hospital readmissions
- Expand Post-Acute Care Strategic Assessments (PACSA) to include DRG level information on cost and quality
- Develop SNF quality reporting tools for building preferred provider networks
- Deployed home health quality reporting tool for building preferred provider networks

Encompass Health 55

Home health: Review Choice Demonstration (RCD)*

State	Start date	Company locations
Illinois	June 1, 2019	3
Ohio	September 30, 2019	1
Texas	March 2, 2020	51
Florida	August 31, 2020*	19
North Carolina	August 31, 2020*	6

Preparation

- Reviewed all documentation requirements
- Implemented system features to make electronic submission easier
- Continue to work with physicians to ensure consistency between their supporting documentation and our supporting documentation
- Add administrative resources as staggered implementation occurs
- Apply learnings from our Illinois locations that successfully navigated PCRD with an affirmation rate in excess of 90%

Overview

Following the pause of the Pre-Claim Review Demonstration ("PCRD") on April 1, 2017, CMS worked to revise PCRD to offer more flexibility and choice for providers. RCD will give providers in the demonstration states an initial choice of three options.

Three options

1. 100% pre-claim review
2. 100% post-payment review
3. Minimal post-payment review with a 25% payment reduction for all Medicare home health services

If a provider chooses 100% pre-claim or post-payment review (which applies to every episode of care) and reaches a 90% affirmation rate, it may elect to have only 5% of its claims spot checked to ensure continued compliance.

Timeline

The demonstration began in June 2019 with home health providers operating in Illinois. Implementation expanded to Ohio in September 2019, in Texas in March 2020 and into North Carolina and Florida in August 2020 with a voluntary phased-in approach until January 1, 2021. CMS has the option to expand to other states in the Palmetto jurisdiction.

Duration

Five years

* CMS is allowing home health agencies in North Carolina and Florida to voluntarily participate in the RCD, on an episode-by-episode basis, until January 1, 2021 due to the Public Health Emergency.

Source: https://www.gpo.gov/fdsys/pkg/FR-2018-05-31/pdf/2018-11492.pdf

Encompass Health

56

Evidence-based clinical initiatives to reduce readmissions and improve patient outcomes

Reduce acute care transfers "ReACT"

- Developed predictive model to identify patients at risk for acute care transfer
- Implemented intervention strategies as part of the plan of care

Infection control

- Standardized and improved infection control practices across the company. These practices and oversight provide the clinicians with tools to successfully navigate the COVID-19 pandemic.
- Applied evidence-based decision making

Sepsis/SIRS alert

- Developed an evidenced-based predictive model to identify patients at-risk for sepsis or SIRS
- Implemented intervention strategies as part of the plan of care

Medication reconciliation

- Implemented a multidisciplinary reconciliation process using the Company's EMR upon admission and discharge

Reduce opioid use

- Implemented a multidisciplinary approach to improve pain management, including non-pharmacologic treatment of pain and vigilant opioid stewardship

Reduce readmissions & improve outcomes

Encompass Health 57

Capital structure

Encompass Health is positioned with a cost-efficient, flexible capital structure.

Encompass Health 58

Debt maturity profile - face value

Pro forma as of September 30, 2020*(17)

($ in millions)



$964 Available
$0 Drawn + $36 reserved for LCs
Revolver capacity
Callable beginning March 2018
Callable beginning September 2020
Callable beginning February 2023(18)
Callable beginning February 2025(18)
Callable beginning April 2026(17)
$300 Senior Notes 5.125%
Revolver
$255 Term Loans
$350 Senior Notes 5.75%
$800 Senior Notes 4.5%
$800 Senior Notes 4.75%
$400 Senior Notes 4.625%
2020
2022
2023
2024
2024
2025
2026
2027
2028
2029
2030
2031
No significant debt maturities prior to 2023
In October 2020, the Company issued $400 million of 2031 senior notes; used proceeds plus $300 million of available cash to redeem all $700 million of 2024 senior notes on November 1, 2020(17).

* This chart does not include ~$372 million of finance lease obligations or ~$40 million of other notes payable. See the debt schedule on page 61. Refer to pages 112-114 for end notes.

Encompass Health 59

Financial leverage and liquidity



(Billions)
Total debt
Leverage ratio*
3.8x**
3.8x***
3.02
2.58
2.51
3.06
3.28
2016
2017
2018
2019
Trailing 4 Quarters-Pro forma(17)

Liquidity

	Pro Forma September 30, 2020[17]	September 30, 2020	December 31, 2019
Cash available	$ 152.3	$ 450.0	$ 94.8
Revolver	1,000.0	1,000.0	1,000.0
Less:			
- Draws	—	—	(45.0)
- Letters of credit	(36.4)	(36.4)	(38.9)
Available	$ 963.6	$ 963.6	$ 916.1
Total liquidity	$ 1,115.9	$ 1,413.6	$ 1,010.9

Credit ratings

	S&P	Moody's
Corporate rating	BB-	Ba3
Outlook	Stable	Stable
Revolver rating	BB+	Baa3
Senior notes rating	B+	B1

* The leverage ratio is based on trailing four quarters of Adjusted EBITDA.

** Increase in financial leverage due to the acquisition of Encompass Home Health and Hospice (Dec. 2014), Reliant Hospital Partners (Oct. 2015), and CareSouth Health System, Inc. (Nov. 2015).

*** Increase in financial leverage due to funding of final put of Home Health Holdings rollover shares and exercise of SARs (see page 63) as well as the impact of the COVID-19 pandemic on Adjusted EBITDA.

The leverage ratio net of cash on the balance sheet was 3.6x as of September 30, 2020 and pro forma September 30, 2020.

In October 2020, the Company issued $400 million of 2031 senior notes; used proceeds plus $300 million of available cash to redeem all $700 million of 2024 senior notes on November 1, 2020[17].

Encompass Health

Reconciliations to GAAP provided on pages 100-109. Refer to pages 112-114 for end notes.
See debt schedule on page 61.

60

Debt schedule

($millions)	Pro forma September 30, 2020[17]	September 30, 2020	December 31, 2019	Change in Debt vs. YE 2019
Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps	$ —	$ —	$ 45.0	$ (45.0)
Term loan facility, November 2024 - LIBOR +150bps	254.8	254.8	265.2	(10.4)
Bonds Payable:				
5.125% Senior Notes due 2023	297.9	297.9	297.3	0.6
5.75% Senior Notes due 2024[17][19]	—	697.7	697.3	0.4
5.75% Senior Notes due 2025	346.1	346.1	345.6	0.5
4.50% Senior Notes due 2028[18]	784.6	784.6	491.7	292.9
4.75% Senior Notes due 2030[18]	782.8	782.8	491.7	291.1
4.625% Senior Notes due 2031[17]	400.0	—	—	—
Other notes payable	40.2	40.2	44.7	(4.5)
Finance lease obligations	372.3	372.3	384.1	(11.8)
Long-term debt	$ 3,278.7	$ 3,576.4	$ 3,062.6	$ 513.8
Debt to Adjusted EBITDA	3.8 x	4.2 x	3.2 x	
Leverage net of cash on balance sheet	3.6 x	3.6 x	3.1 x	

Encompass Health

Reconciliations to GAAP provided on pages 100-109.
Refer to pages 112-114 for end notes.

61

IRF real estate portfolio
136 inpatient rehabilitation hospitals: 9,437 licensed beds



3,785 licensed beds in CON states
5,652 licensed beds in non-CON states

Own ~70% of IRF real estate

As of September 30, 2020

66 own building and land

32 own building; lease land

38 lease building and land

A CON is a regulatory requirement in some states and federal jurisdictions that require state authorization prior to proposed acquisitions, expansions, or construction of new hospitals. Lawmakers in several states have recently proposed modification or even full repeal of CON laws.

In July 2019, Florida enacted legislation to repeal CON laws for several provider types including IRFs. Effective July 1,2019, existing IRFs became eligible to expand without first obtaining a CON. Effective July 1, 2021, new IRFs may operate without first obtaining a CON. EHC now includes 973 existing licensed beds in Florida as licensed beds in non-CON states.

Encompass Health 62

Overview of rollover shares and SARs previously held by members of the home health and hospice management

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity ("Home Health Holdings") resulting in a 16.7% ownership interest (the "Rollover Shares").
- The Company also granted stock appreciation rights ("SARs") based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vested on Jan. 1, 2020.
- Home Health Holdings was capitalized with a promissory note to the parent company totaling approximately $385 million (equal to 5.5x the segment's 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needed cash (e.g., acquisitions, capex, etc.), such amounts were added to the principal amount of the original note and subsequent new notes. Cash generated from the operations of Home Health Holdings has been used to pay interest and a portion of the principal on the notes.


Home Health Holdings
Original Rollover Shares 16.7%

Options	**Holder** – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20
	Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20
Valuation	Fair value of the Rollover Shares and SARs was determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent.
Activity	In Feb. 2018, July 2019, and Jan. 2020, holders exercised their rights to sell Rollover Shares to EHC. EHC settled the exercises upon payment of approximately $65 million, approximately $163 million, and approximately $162 million in Q1 2018, Q3 2019 and Q1 2020, respectively. After the approximate $162 million payment was made in February 2020, only $46 million of the rollover shares remained outstanding, or approximately 1.2% of Home Health Holdings.
	In Q1 2019 and Q3 2019, holders exercised vested SARs for cash proceeds of approximately $13 million and approximately $55 million, respectively. In Q1 2020, holders exercised the remaining SARs for cash proceeds of approximately $101 million.
	On Feb. 20, 2020, the Company and each of April Anthony and Luke James agreed to exchange the remaining rollover shares (approximately $45 million and $1 million, respectively) for an equal value of shares of EHC. The exchange settled in March 2020.

Encompass Health 63

Alternative payment models

Most models remain in the early or pilot stage and results have been mixed. Both of our segments continue to participate in various alternative payment model initiatives.

Encompass Health 64

Accountable Care Organizations ("ACOs")*

Currently, CMS reports there are **558** MSSP and next generation ACOs.

Performance results so far have been **mixed.**

Medicare Shared Savings Program (MSSP)
(2020 - 517 ACOs / 11.2 million Medicare beneficiaries)

- Original MSSP Performance Year 7 (2019) results:
  - 348 of 475 ACOs (73%) held spending below their benchmark.
    - 109 of these ACOs reduced health costs compared to their benchmark, but did not meet the minimum savings threshold for shared savings.
  - 127 ACOs (27%) did not reduce costs compared to their benchmark.
  - Shared Savings Program ACOs generated total program savings of $2 billion or $854 million after adjusting for shared savings/loss payments.
- "Pathways to Success" Performance Year 1 (six months of 2019) results:
  - 176 of 205 ACOs (86%) held spending below their benchmark.
    - 60 of these ACOs reduced health costs compared to their benchmark, but did not meet the minimum savings threshold for shared savings.
  - 29 ACOs (14%) did not reduce costs compared to their benchmark.
  - "Pathways to Success" Program ACOs generated total program savings of $674 million or $338 million after adjusting for shared savings/loss payments.

Next generation ACOs
(2020 - 41 ACOs)

- Initiative launched in January 2016 for ACOs that are experienced in coordinating care for populations of patients
- Allows providers to assume higher levels of financial risk and reward than are available under the MSSP
- Performance Year 3 (2018) results:
  - 38 out of 50 ACOs generated savings and received shared savings of $285 million.
  - Remaining 12 ACOs generated losses and were required to pay back $64 million to CMS.

Premier Patient Healthcare™

Premier CARE COMMUNITY

The Company serves as the exclusive preferred home health provider for two Premier ACOs. (~29,000 total covered lives in northern Texas and southern Oklahoma)

- EHC receives increased referrals for Medicare home health patients from the ACOs
- Eligible to receive a portion of the ACOs' shared savings
- Total shared savings achieved by both ACOs in 2019 was $12.9 million.
  - Met the minimum savings rate in one of the ACOs to participate in shared savings

Source: CMS/HHS press releases and public use files

* Due to the COVID-19 pandemic, CMS is forgoing the annual application cycle for 2021 in order to give ACOs whose participation is set to expire this year the option of extending for another year. ACOs that are required to increase their financial risk over the course of their current agreement period will have the option of maintaining their current risk profile for next year instead of automatically transitioning to the next risk level.

Encompass Health 65

Home Health Value-Based Purchasing Model

Over the long term, the Company believes it is well-positioned to benefit from a delivery system that rewards providers who are committed to providing high-quality care.

In the calendar year 2016 HH-PPS final rule, CMS finalized a Home Health Value-Based Purchasing ("HHVBP") Model that covers five performance years beginning Jan. 1, 2016 and concluding on Dec. 31, 2022.

Medicare-certified home health agencies that provide services in the following states will be required to participate in the model:	
1. Arizona	5
2. Florida	19
3. Iowa	—
4. Maryland	3
5. Massachusetts	5
6. Nebraska	—
7. North Carolina	6
8. Tennessee	7
9. Washington	—
Company Locations	45

22% of the Company's home health Medicare revenue

Total Performance Scores (a numeric score ranging from 0 to 100 based on each agency's performance) will be calculated from the following set of measures[†] for performance years 2019 and 2020:

- Two composite measures from existing Outcome and Assessment Information Set ("OASIS") data collection and three process measures submitted through the HHVBP portal
- Four outcome measures from existing OASIS data collection and two outcome measures from claims data
- Five HHCAHPS[‡] consumer satisfaction measures

Performance years		Calendar year for payment adjustment	Maximum payment adjustment (-/+)
2016	1st Adjustment	2018*	3%
2017		2019**	5%
2018		2020***	6%
2019		2021****	7%
2020		2022	8%

* Majority of EHC locations in the nine VBP states were acquired in late 2015 or 2016; impact of ($0.3) million, or a (0.27%) payment adjustment to Medicare revenue in the nine VBP states, to EHC in 2018.

** The payment adjustment to Medicare revenue in the nine VBP states in 2019 was less than $0.1 million.

*** EHC expects a positive $0.5 million payment adjustment to Medicare revenue in the nine VBP states in 2020.

**** EHC expects a negative $0.5 million payment adjustment to Medicare revenue in the nine VBP states in 2021.

Source: https://innovation.cms.gov/initiatives/home-health-value-based-purchasing-model

[†] Per the CY 2019 HH Final Rule at: https://s3.amazonaws.com/public-inspection.federalregister.gov/2018-24145.pdf

[‡] Home Health Care Consumer Assessment of Healthcare Providers and Systems

Encompass Health 66

Information technology

Encompass Health utilizes information technology to improve patient care and generate operating efficiencies.

Encompass Health 67

IRF clinical information system: improved patient outcomes and streamlined operational efficiencies



Treatment plan
• Computerized Physician Order Entry ("CPOE")
• Clinical Decision Support ("CDS")
• Predictive algorithm and clinical protocols to identify and reduce the risk of acute care transfer
Document imaging
Pre-admission assessment & approval
ACE IT
Advancing Clinical Excellence Through Information Technology
Referral hospitals
Integrated electronic medical record
Integrated and bar-coded point of care medication administration
Quality reporting
•Uniform data systems
•Clinical data warehouse
•Clinical intelligence
Discharge planning and patient education
Clinical notes
• Physician
• Nursing
• Therapy
• Care mgmt.
Ancillary services
Charge and registration services
•Registration
•Census
•Coding
•Billing
Coordinate care and engage patients
•Patient history
•Problems and diagnoses
•Orders and results
•Plan of care
•Workflow alerts and reminders
•Treatment and interventions

Encompass Health 68

IRF Proprietary management system: Beacon



Operations management tool

- *Provides regional and hospital leadership near real-time data to run the business*
- *Benchmarking – side-by-side hospital comparison to promote best practices*
- *Quality*
  - *Key care indicators*
  - *Patient satisfaction*
- *Volume metrics – admissions, discharges, and daily census*
- *Labor productivity*
- *Other variable expenses*
- *Accounts receivable*



Supply chain procurement

- *Standardized best practices and purchasing*
- *Optimize vendor relationships through Electronic Data Interchange (EDI) and vendor consolidation*
- *National procurement contracts awarded through standardized RFP processes*
- *Leverage scale to receive competitive terms and pricing*
- *Maximize hospital utilization of national procurement contracts*
- *Active management of cost per patient day ($PPD) by expense type*

Encompass Health 69

Home health and hospice information system: Homecare Homebase

Homecare Homebase ("HCHB") was born out of the Company's operating model; HCHB is a leading IT platform provider in the home health and hospice industry.

homecare homebase

Optimization of capabilities in leading-edge technology embedded in culture, driving superior clinical, operational, and financial outcomes.

Clinical

- HCHB manages the entire patient workflow and provides field clinicians with access to patient records, diagnostic information, and notes from prior visits via a mobile application.
- Real-time, customized feedback and instructions provided on-site
- Enhances patient data capture and database management which aids in the development of algorithms that can improve the plan of care

Management and operations

- Best-in-class data management and reporting ensures managers have access to relevant data needed to make correct decisions.
- Rules-based algorithms ensure accountability by escalating tasks and notifying management when processes are delayed.
- Seamless billing with processes in place to ensure claim completeness

Sales

- Provides real-time market intelligence to sales area managers, allowing them to quickly identify the most valuable referral sources
- Specialty programs integrate individual physician protocols into HCHB.
  - Creates loyalty and incentives for physicians and facilities, generating additional future referrals
- Web-based portal allows referring physicians to easily monitor the care and progress of patients and to sign orders electronically.

Compliance

- Field clinicians are required to adhere to clinical protocols and physician orders, ensuring that proper regulatory and compliance procedures are followed.
- Internal branch-level audits completed three times a year
  - HCHB-generated outputs reviewed by management to identify any branches requiring additional oversight
- Compliance program also involves extensive internal training

Encompass Health 70

Medalogix's predictive models for home health care help identify patients at risk for unplanned rehospitalization.

Nurture

Prompts continued touch points with discharged patients to identify and prevent post-discharge hospitalizations

Bridge

Proactively identifies home health patients who are potentially better suited and eligible for the hospice benefit.

Medalogix Modules

Touch

Risk stratifies the patient population based on hospitalization risk and utilizes interactive voice response to increase touch points with high risk patients

Care

Recommends a patient-centered visit utilization plan that optimizes care to promote discharge to community without hospitalization

Encompass Health 71

GaVcRe���R���Vec�Td �cXdbeVhh�CZVai� 4/

IRF operational metrics: expense efficiencies

(Percent of net operating revenues)


50.4
51.1
50.8
51.6
53.5
Salaries and benefits
2016
2017
2018
2019
YTD Q3 2020

2016	2017	2018	2019	YTD Q3 2020
3.44	3.47	3.43	3.42	3.42

EPOB

- **SALARIES AND BENEFITS** includes group medical costs and is impacted by staffing levels based on patient volumes.

- **IRF-RELATED EXPENSES** includes other operating expenses (excluding loss on disposal or impairment of assets), supplies, and occupancy costs.

- **EMPLOYEES PER OCCUPIED BED ("EPOB")** is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.


21.0
21.0
21.1
20.9
21.5
IRF-related expenses
2016
2017
2018
2019
YTD Q3 2020

Encompass Health
73

Personal protective equipment (PPE) – utilization, cost and inventory

Increased PPE Utilization due to COVID-19

- Utilization of PPE has increased as a result of new infection control policies in response to the COVID-19 pandemic, including mandatory masking for employees and patients.

Impact on Pricing

- As the pandemic spread, our demand for PPE increased beyond the capacity of our primary suppliers. We have diversified sourcing to secondary vendors, generally at significantly higher prices. Average pricing for masks and gowns have increased 12x and 6x, respectively, during the pandemic.
- We have implemented a multi-tier approach to obtaining necessary PPE that includes maximizing the allocated inventory from our primary suppliers (at a lower contractual price) and contracting with multiple secondary suppliers to source clinically-approved, price-protected products which are distributed through our centralized warehouses.

INPATIENT REHABILITATION

	Avg. Monthly Utilization		Avg. Monthly Spend		Months of Current Utilization in Inventory
	Historical	Current*	Historical	Current*	
MASKS	130,000	947,000	$ 10,400	$ 951,000	3.9
RESPIRATORS	5,000	59,000	$ 2,200	$ 211,000	3.0
GOWNS	137,500	294,000	$ 45,375	$ 625,000	4.2
**GLOVES	9,500,000	10,597,000	$ 350,000	$ 658,000	-
Total PPE			**$ 407,975**	**$ 2,445,000**	

HOME HEALTH AND HOSPICE

	Avg. Monthly Utilization		Avg. Monthly Spend		Months of Current Utilization in Inventory
	Historical	Current*	Historical	Current*	
MASKS	-	154,000	-	$ 125,000	3.9
RESPIRATORS	-	39,000	-	$ 147,000	6.5
GOWNS	-	55,000	-	$ 141,000	6.2
GLOVES	1,735,400	2,964,000	$ 58,657	$ 96,000	1.0
Total PPE			**$ 58,657**	**$ 509,000**	

*April through September 2020
** Purchases made in October are expected to provide two to three months of glove inventory in Q4.

Encompass Health 74

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- After years of delay in processing appeals, ALJs recently increased the frequency of hearings and the number of claims set at each hearing. Notwithstanding the recent acceleration, Encompass Health still has over 8,500 claims in the backlog, including claims from up to 10 years ago.
- Since 2018, CMS has replaced the "widespread probes" with the Targeted Probe and Educate ("TPE") initiative.*
- Effective March 2020, CMS suspended most Medicare fee-for-service medical reviews during the public health emergency, including TPE and current post-payment reviews, allowing reviews for potential fraud. CMS authorized its contractors to resume reviews as of Aug. 3, 2020.

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

		Impact to Income Statement		
Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q3 2020	$(0.6)	$(6.3)	$–	$–
Q2 2020	(1.5)	(3.5)	–	–
Q1 2020	4.2	(5.0)	1.3	–
Q4 2019	3.8	(4.6)	1.1	–
Q3 2019	11.3	(6.1)	3.4	–
Q2 2019	3.5	(1.7)	1.1	–
Q1 2019	1.6	(2.5)	0.5	–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–
Q4 2017	0.7	(7.8)	0.2	–

Impact to Balance Sheet	Sept. 30, 2020	Dec. 31, 2019	Dec. 31, 2018
		(In Millions)	
Pre-payment claims denials	$ 135.3	$ 155.3	$ 158.1
Recorded reserves	(40.6)	(46.6)	(47.4)
Net accounts receivable from pre-payment claims denials	**$ 94.7**	**$ 108.7**	**$ 110.7**

Encompass Health

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

75

Post-payment auditor activity - inpatient rehabilitation segment

CMS supplements its pre-payment audits with post-payment audits.
CMS uses Comprehensive Error Rate Testing ("CERT") auditors to identify trends driving errors.
CMS also uses the CERT error rate to evaluate the performance of Medicare contractors reviewing claims in pre- and post-payment audits.

Types of post-payment auditors

Medicare Administrative Contractors ("MACs")

- CMS's primary audit contractors may audit post-payment claims under TPE.
- MACs perform data analysis and probe sampling. They may use statistical sampling and extrapolation at their discretion.

Recovery Audit Contractors ("RACs")

- RACs identify and correct improper payments by reviewing claims based on either a 6-month or 3-year look-back period.
- RACs receive contingency fees based on recovery.
- RACs provide little or no education on audit findings.

Unified Program Integrity Contractors ("UPICs")

- UPIC auditors review medical records and documentation for claims.
- CMS or a MAC may refer providers for UPIC review based on data analytics or other concerns about integrity.
- UPIC auditors use claim sampling and extrapolation.

Supplemental Medical Review Contractors ("SMRCs")

- SMRCs evaluate medical records to determine whether claims comply with coverage, coding, payment and billing guidelines.

Post-payment auditors contribute to ALJ backlog

- Claims denied by post-pay auditors are appealed through the Medicare appeal process like other claim denials. MACs adjudicate all denials at the first level.
- Audits by multiple auditors seeking overpayments will continue to clog the appeals pipeline.

Claims and recoupment

- Sampling and extrapolation may generate large overpayment allegations based on the review of a handful of claims.
- CMS may recover an overpayment by withholding future Medicare payments and applying the amount withheld against the alleged overpayment.
- An appeal of a post-payment claim denial does not stop recoupment. Because of the backlog, CMS may recoup valid claims before a provider can win an appeal on the merits.
- If the post-payment denial is overturned on appeal, the provider recovers recouped amounts, plus interest.

Impact to balance sheet

	Sept. 30, 2020	Dec. 31, 2019	Dec. 31, 2018
		(In Millions)	
Net accounts receivable from post-payment claims denials	$36.4	$35.8	$39.0
Liabilities related to unrecouped post-payment denials	5.0	6.0	32.4

Impact to income statement

Post-payment audits did not have a material impact on our 2018-2020 income statements.

Effective March 2020, CMS suspended most Medicare fee-for-service medical reviews during the public health emergency, including current post-payment reviews, allowing reviews for potential fraud. CMS authorized its contractors to resume post-payment reviews as of August 17, 2020.

Encompass Health

Note: CMS has renamed Zone Program Integrity Contracts ("ZPICs") to Unified Program Integrity Contractors ("UPICs")

76

Inpatient rehabilitation operational and labor metrics

	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Full Year 2019
				(In Millions)				
Net patient revenue-inpatient	$ 883.2	$ 808.0	$ 890.0	$ 873.5	$ 850.6	$ 851.8	$ 847.6	$ 3,423.5
Net patient revenue-outpatient and other revenues	16.2	16.5	19.2	23.2	21.7	22.1	22.5	89.5
Net operating revenues	$ 899.4	$ 824.5	$ 909.2	$ 896.7	$ 872.3	$ 873.9	$ 870.1	$ 3,513.0
				(Actual Amounts)				
Discharges[20]	45,962	41,682	47,750	47,885	46,669	46,679	45,609	186,842
Net patient revenue per discharge	$ 19,216	$ 19,385	$ 18,639	$ 18,242	$ 18,226	$ 18,248	$ 18,584	$ 18,323
Outpatient visits	51,968	15,760	69,743	82,536	86,395	104,566	102,028	375,525
Average length of stay	13.0	13.2	12.7	12.4	12.6	12.5	12.8	12.6
Occupancy %	68.8 %	64.5 %	71.3 %	70.0 %	69.2 %	70.6 %	72.3 %	69.5 %
# of licensed beds	9,437	9,401	9,322	9,249	9,219	9,062	8,941	9,249
Occupied beds	6,493	6,064	6,647	6,474	6,380	6,398	6,464	6,428
Full-time equivalents (FTEs)[21]	22,147	20,809	22,318	22,096	22,037	21,570	21,345	21,762
Contract labor	176	116	161	159	187	227	246	205
Total FTE and contract labor	22,323	20,925	22,479	22,255	22,224	21,797	21,591	21,967
EPOB[22]	3.44	3.45	3.38	3.44	3.48	3.41	3.34	3.42

Encompass Health

Refer to pages 112-114 for end notes.

77

Home health and hospice operational metrics

	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Full Year 2019
Net home health revenue	$ 223.3	$ 201.8	$ 224.8	$ 236.9	$ 238.9	$ 222.7	$ 219.5	$ 918.0
Net hospice revenue	51.2	47.8	48.0	50.8	50.4	38.4	34.4	174.0
Net operating revenues	$ 274.5	$ 249.6	$ 272.8	$ 287.7	$ 289.3	$ 261.1	$ 253.9	$ 1,092.0
Home health:								
Admissions[23]	40,765	34,841	42,476	41,781	42,174	37,828	37,944	159,727
Recertifications	29,830	28,328	26,553	29,460	30,213	28,129	28,282	116,084
Episodes	68,261	60,154	68,652	73,055	72,016	66,881	63,626	275,578
Average revenue per episode	$ 2,910	$ 2,920	$ 2,909	$ 2,901	$ 2,980	$ 2,959	$ 3,057	$ 2,972
Episodic visits per episode	16.4	17.4	16.3	16.4	17.3	17.1	17.7	17.1
Total visits	1,300,866	1,250,546	1,306,230	1,372,326	1,425,323	1,325,362	1,308,610	5,431,621
Cost per visit	$ 75	$ 89	$ 81	$ 79	$ 78	$ 76	$ 75	$ 77
Hospice:								
Admissions[24]	3,354	3,190	2,986	2,866	2,884	2,324	2,378	10,452
Patient days	346,019	336,507	334,545	345,855	353,549	259,501	239,022	1,197,927
Average daily census	3,761	3,698	3,676	3,759	3,843	2,852	2,656	3,282
Revenue per day	$ 148	$ 142	$ 144	$ 147	$ 142	$ 148	$ 144	$ 145

Encompass Health

Refer to pages 112-114 for end notes.

78

Payment sources (percent of revenues)

	Inpatient Rehabilitation Segment		Home Health and Hospice Segment		Consolidated				
	Q3		Q3		Q3		9 Months		Full Year
	2020	2019	2020	2019	2020	2019	2020	2019	2019
Medicare	65.8 %	71.5 %	83.3 %	85.8 %	69.9 %	75.3 %	69.8 %	75.3 %	75.1 %
Medicare Advantage	15.7 %	10.9 %	10.8 %	8.7 %	14.5 %	10.3 %	14.8 %	10.3 %	10.6 %
Managed care	10.7 %	10.0 %	4.5 %	3.6 %	9.2 %	8.4 %	9.0 %	8.3 %	8.3 %
Medicaid	4.3 %	3.2 %	1.2 %	1.7 %	3.6 %	2.8 %	3.4 %	2.8 %	2.8 %
Other third-party payors	1.2 %	1.4 %	— %	— %	0.9 %	1.0 %	0.9 %	1.0 %	0.9 %
Workers' compensation	0.5 %	0.8 %	0.1 %	0.1 %	0.4 %	0.6 %	0.5 %	0.7 %	0.7 %
Patients	0.6 %	0.7 %	0.1 %	— %	0.5 %	0.5 %	0.5 %	0.5 %	0.5 %
Other income	1.2 %	1.5 %	— %	0.1 %	1.0 %	1.1 %	1.1 %	1.1 %	1.1 %
Total	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %

Growth in Medicare Advantage as a percent of revenue within the inpatient rehabilitation segment for Q3 and year-to-date 2020 resulted in part from suspension of prior authorization requirements.

Encompass Health 79

B�Ufdecj�decfTefcV �cXdbeVhh�CZVai� 5-

Overall healthcare spending

National healthcare spending: $3,649 billion in 2018


(billions)
Health consumption spending*: $3,217
Personal healthcare: $3,076
$174 Investment
$48 Government administration
$93 Government public health
$456 Retail of medical products
$102 Home health care
$192 Other health, residential and personal care
$965 Professional services
$169 Nursing care facilities and continuing care retirement communities
$1,192 Hospital care
Includes inpatient rehabilitation, long-term care hospitals

Encompass Health

Source: Centers for Medicare & Medicaid Services, National Health Expenditure Data (Historical), Table 2 - 2018
* Excludes Net Cost of Private Health Insurance of $258 billion.

81

Medicare 2018 spending = $741 billion

$8 billion (1%)
Inpatient rehabilitation hospitals
(Included in inpatient hospitals)



4%
20%
13%
9%
8%
31%
2%
3%
10%

in billions		
$ 29	Skilled nursing	Medicare Part A
$146	Inpatient hospital	
$69	Physician payments	Medicare Part B
$57	Outpatient hospital	
$18	Home health	Medicare Parts A&B
$19	Hospice	
$75	Other services	
$233	Medicare managed care	Medicare Part C
$95	Outpatient Rx	Medicare Part D

Inpatient hospital includes spending for acute care hospitals along with inpatient rehabilitation and long-term acute care hospital services. In 2018, Medicare spent $8 billion and $4.2 billion, respectively for inpatient rehabilitation and long-term acute care hospital services.

Encompass Health

Source: Centers for Medicare & Medicaid Services, Medicare Trustees' Report July 2019 - page 10; and MedPAC, Medicare Payment Policy, March 2020 - pages 219, 251, 273, 299, and 325

82

Continuum of healthcare services

Preventive

Routine health care (screenings, check-ups, patient counseling) to prevent illnesses, disease, or other health problems.

Home health and care management services to prevent or reduce acute admissions.

Ambulatory

Medical care delivered on an outpatient basis (blood tests, X-rays, endoscopy, certain biopsies, certain surgical procedures)

Acute

Medical treatment of diseases for which a patient is treated for a brief but severe episode of illness

Post-acute

Medical care provided after a period of acute care (long-term acute care, **inpatient rehabilitation**, skilled nursing, **home health**)

Palliative

Medical care that is focused on providing relief from the symptoms and stress of a serious illness (**hospice**)

Encompass Health 83

Post-acute fee-for-service care services



(Highest acuity)
(Lowest acuity)
Acute care hospital
Discharge
Long-term acute care hospital
Inpatient rehabilitation hospital
Skilled nursing facility
Home health

	Long-term acute care hospital	Inpatient rehabilitation hospital	Skilled nursing facility	Home health
Medicare spending (billions)	$4.2	$8.0	$28.5	$17.9*
# of Discharges	~102,000	~408,000	~2,200,000	~3,400,000
Length of stay	26.6 days	12.7 days	38.2 days	N/A
# of Providers	374	~1,170	~15,000	~11,500
Facility ownership mix**	For-profit (80%) Non-profit (16%) Gov't (4%)	For-profit (35%) Non-profit (55%) Gov't (10%)	For-profit (71%) Non-profit (23%) Gov't (6%)	For-profit (89%) Non-profit (11%)
Free-standing vs. hospital based	N/A	Free-standing (25%) Hospital based (75%)	Free-standing (96%) Hospital based (4%)	Free-standing (85%) Hospital based (15%)
Rural vs. urban**	Urban (95%) Rural (5%)	Urban (87%) Rural (13%)	Urban (73%) Rural (27%)	Urban (84%) Rural (16%)

* Not all home health spending occurs as a post-acute service.
** Facility ownership mix / rural vs. urban - home health data represents freestanding agencies only.

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2020 - pages 219, 223, 236, 251, 264, 273, 282, 283, 299, 307, and 308; MedPAC, Health Care Spending and the Medicare Program, July 2020 - page 107

84

Medicare fee-for-service spending on post-acute services



(Percent)
6
3
0
4.8
4.3
4.1
4.1
3.9
3.8
3.7
3.5
3.5
1.6
1.5
1.5
1.6
1.5
1.6
1.6
1.6
1.6
2010
2011
2012
2013
2014
2015
2016
2017
2018
Home health fee-for-service spending* (% of total Medicare spending)
Inpatient rehabilitation fee-for-service spending (% of total Medicare spending)

Total Medicare fee-for-service spending on post-acute services ~$59 billion in 2018



$35
$30
$25
$20
$15
$10
$5
$0
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018

Post-acute settings	2018 Medicare margin**	Projected 2020 Medicare margin**
Skilled nursing facilities	10.3%	10.0%
Home health agencies*	15.3%	17.0%
Inpatient rehabilitation hospitals	14.7%	12.7%
Long-term acute care hospitals	4.7%	3.7%***

* Not all home health spending occurs as a post-acute service.
** 2018 Medicare margin / Projected 2020 Medicare margin - skilled nursing and home health data represents freestanding facilities and agencies only.
*** 2020 LTCH Projected Medicare margin reflects the cohort of LTCHs with more than 85 percent of Medicare cases meeting the LTCH PPS criteria.

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2020 - pages 211, 219, 234, 240, 251, 264, 266, 273, 287, 291, 299, 317 and Centers for Medicare and Medicaid Services, Medicare Trustees' Report April 2019 - page 10

85

Different fee-for-service levels of services

Inpatient rehabilitation hospital		Nursing home	
Average length of stay	**= 12.7 days**	**Average length of stay**	**= 38.2 days**
Discharge to community	**= 76.4%**	**Discharge to community**	**= 41.4%**
Requirements[(2)]:		**Requirements:**	
IRFs must also satisfy regulatory/policy requirements for hospitals, including Medicare hospital conditions of participation.		No similar requirement; Nursing homes are regulated as nursing homes only	
All patients must be admitted by a rehab physician.		No similar requirement	
Rehab physicians must re-confirm each admission within 24 hours.		No similar requirement	
All patients, regardless of diagnoses/condition, must demonstrate need and receive at least three hours of daily intensive therapy.		No similar requirement	
All patients must weekly see a rehabilitation physician at least two to three times "in person".		No similar requirement; some SNF patients may go a week or longer without seeing a physician, and often a non-rehabilitation physician.	
IRFs are required to provide 24 hour, 7 days per week nursing care; many nurses are RNs and rehab nurses.		No similar requirement	
IRFs are required to use a coordinated interdisciplinary team approach led by a rehab physician; includes a rehab nurse, a case manager, and a licensed therapist from each therapy discipline who must meet weekly to evaluate/discuss each patient's case.		No similar requirement; Nursing homes are not required to provide care on a interdisciplinary basis and are not required to hold regular meetings for each patient.	
IRFs are required to follow stringent admission/coverage policies and must carefully document justification for each admission; further restricted in number/type of patients (60% Rule).		Nursing homes have comparatively few policies governing the number or types of patients they treat.	

Source: MedPAC, Medicare Payment Policy, March 2020 - pages 231, 236, 283, and 286.
Refer to pages 112-114 for end notes.

Encompass Health

86

Supply of IRFs is relatively stable

Type of IRF	Share of Medicare FFS discharges 2018	Number of IRFs						Average annual change	
		2013	2014	2015	2016	2017	2018	2013-2017	2017-2018
All IRFs	100%	1,161	1,177	1,182	1,188	1,178	1,170	0.4%	-0.7%
Urban	93	977	1,013	1,020	1,026	1,019	1,014	1.1	-0.5
Rural	7	184	164	162	162	159	156	-3.6	-1.9
Freestanding	53	243	251	262	273	279	290	3.5	3.9
Hospital based	47	918	926	920	915	899	880	-0.5	-2.1
Nonprofit	37	677	681	681	676	655	642	-0.8	-2.0
For profit	56	322	338	352	370	392	400	5.0	2.0
Government	7	155	149	138	133	125	121	-5.2	-3.2

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2020 - page 282

87

Supply of IRFs remains relatively stable while the age 65+ population continues to grow



IRF supply and demand
Age 65-69
Age 70-79
Age 80+
Total IRFs
Population in millions
# of IRFs
60
50
40
30
20
10
0
1,400
1,200
1,000
800
600
400
200
0
2010 2011 2012 2013 2014 2015 2016 2017 2018
10 11 11 11 11 11 11 12 12
16 16 17 18 19 19 20 21 22
12 12 14 14 15 16 17 17 17

- From 2010 to 2018, the 65+ population grew by 12.5MM or ~32%, compared to ~2% growth for the 64 and under population (total population growth of ~6% over this same time period).
  - The 70-79 age group (EHC's average population age range) grew at an even greater rate of ~38% over this time period.
- 2010-2018 CAGRs:
  - 65+ population = 3.6%
  - 64 and under population = 0.3%
  - Total population = 0.8%
- Meanwhile, the number of IRFs nationwide has remained relatively stable, with the total count in 2018 down slightly compared to 2010.

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2020 - page 282, March 2014 - page 247; U.S. Census Bureau, Current Population Survey, Annual Social and Economic Supplement, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018

88

Inpatient rehabilitation sector margins

	Share of Medicare fee-for-service discharges	Aggregate FFS Medicare IRF margins in 2018							
		Margins							
Type of IRF	2018	2008	2010	2012	2014	2015	2016	2017	2018
All IRFs	100%	9.4%	8.6%	11.2%	12.2%	13.9%	13.3%	13.9%	14.7%
Urban	93	9.6	9.0	11.5	12.6	14.3	13.6	14.2	15.0
Rural	7	7.2	4.7	6.6	6.4	8.6	9.1	8.2	9.8
Freestanding	53	18.2	21.4	23.9	25.2	26.6	25.8	25.6	25.4
Hospital based	47	3.8	-0.5	0.6	0.7	2.1	0.8	1.5	2.5
Nonprofit	37	5.3	2.1	2.0	1.7	3.4	1.5	2.1	2.4
For profit	56	16.9	19.6	23.0	23.9	25.1	24.5	24.1	24.6
Government	7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Number of beds									
1 to 10	2	-4.9	-10.3	-6.9	-11.0	-7.5	-10.1	-11.0	-5.5
11 to 24	20	1.3	-3.3	-1.3	-0.3	-0.4	-0.4	0.7	2.2
25 to 64	48	10.0	10.6	12.2	14.0	16.0	15.0	15.8	17.0
65 or more	30	17.4	17.5	21.0	20.6	23.0	22.4	21.9	21.1

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2020 - page 287

89

"60% Rule": Medicare regulation for IRFs[2]

The 60% Rule requires at least 60% of all patients admitted must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions (a.k.a. "compliant conditions" or "CMS-13").[2]

1983 — **1983:** 75% Rule established – requires 75% of IRF patients to have a qualifying condition if the IRF is to maintain reimbursement on a "cost plus" basis vs. "prospective" (i.e., fixed) basis.

2002 — **2002:** IRF reimbursement transitions to prospective payment system ("PPS")

2002: CMS suspends 75% Rule implementation

2004 — **2004:** "New" 75% Rule initiated with a "new" list of "qualifying conditions"

2007 — **2007:** 75% Rule permanently changed to "60% Rule" with passage of "Medicare, Medicaid & SCHIP Extension Act of 2007"

Paid for through a Medicare price rollback & 18-month freeze from 4/1/2008 to 9/30/2009

Encompass Health

Refer to pages 112-114 for end notes.

90

IRF qualifying conditions[2]

Original qualifying conditions		Current qualifying conditions
1. Stroke		1. Stroke
2. Brain injury		2. Brain injury
3. Amputation		3. Amputation
4. Spinal cord		4. Spinal cord
5. Fracture of the femur		5. Fracture of the femur
6. Neurological disorder		6. Neurological disorder
7. Multiple trauma		7. Multiple trauma
8. Congenital deformity		8. Congenital deformity
9. Burns		9. Burns
10. Polyarthritis (includes "joint replacement")	Became	10. Osteoarthritis (after less intensive setting) 11. Rheumatoid arthritis (after less intensive setting) 12. Joint replacement - Bilateral - Age ≥ 85 - Body Mass Index >50
		13. Systemic vasculidities (after less-intensive setting)

Since the implementation of the 60% Rule in 2007, the relative number of lower extremity fractures and lower extremity joint replacements treated in the Company's IRFs has declined significantly.

	% of the Company's Medicare discharges							
Lower extremity:	2005	2007	2009	2011	2013	2015	2017	2019
Fractures (RIC 07)	13.1%	14.8%	13.6%	11.6%	10.2%	9.8%	8.9%	8.4%
Joint replacements (RIC 08)	17.9%	11.8%	9.0%	7.6%	6.7%	5.5%	3.7%	3.5%

Encompass Health

Refer to pages 112-114 for end notes.

91

Inpatient rehabilitation outlier payments(7)


More
Efficient
Less

IRF deciles	# of IRFs: Encompass Health	# of IRFs: Non-Encompass Health	# of IRFs: Total	Total outlier payments: Encompass Health	Total outlier payments: Non-Encompass Health	Total outlier payments: Total	Total outlier payments: %	Avg outlier payment per discharge: Encompass Health	Avg outlier payment per discharge: Non-Encompass Health	Avg outlier payment per discharge: Total
90-100	—	111	111	$ —	$ 147,597,258	$ 147,597,258	53.0 %	N/A	$ 3,219	$ 3,219
80-90	4	108	112	$ 1,687,354	$ 48,491,435	$ 50,178,789	18.0 %	$ 614	$ 1,377	$ 1,321
70-80	8	104	112	$ 2,024,313	$ 26,962,180	$ 28,986,493	10.4 %	$ 214	$ 971	$ 779
60-70	11	101	112	$ 1,889,773	$ 17,238,616	$ 19,128,389	6.9 %	$ 159	$ 639	$ 492
50-60	9	103	112	$ 1,107,832	$ 12,103,225	$ 13,211,057	4.7 %	$ 99	$ 420	$ 331
40-50	17	95	112	$ 1,326,296	$ 7,549,311	$ 8,875,607	3.2 %	$ 84	$ 308	$ 221
30-40	23	89	112	$ 1,160,225	$ 4,620,516	$ 5,780,741	2.1 %	$ 60	$ 205	$ 138
20-30	26	86	112	$ 802,102	$ 2,548,693	$ 3,350,795	1.2 %	$ 28	$ 122	$ 67
10-20	18	94	112	$ 248,899	$ 1,137,313	$ 1,386,212	0.4 %	$ 15	$ 41	$ 32
0-10	17	94	111	$ 38,492	$ 142,767	$ 181,259	0.1 %	$ 3	$ 6	$ 5
Totals	133	985	1,118	$10,285,286	$ 268,391,314	$ 278,676,600	100.0 %			

Outlier observations:

- 10% of IRFs receive 53% of the outlier payments; none of the 10% are Encompass Health IRFs.
- The Company receives 3.7% of the IRF outlier payments despite treating approx. 31% of the Medicare patients/discharges.
- As a result of outlier payments, CMS pays the Company approx. $871 less per discharge than other providers.
- Capping the IRF industry outlier payments at 10% of each IRF's total Medicare payments could save Medicare approx. $672 million over 10 years.

Encompass Health
Refer to pages 112-114 for end notes.
92

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Inpatient rehabilitation segment Adjusted EBITDA

(In Millions)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Full Year 2019
Net operating revenues:								
Inpatient	$ 883.2	$ 808.0	$ 890.0	$ 873.5	$ 850.6	$ 851.8	$ 847.6	$ 3,423.5
Outpatient and other	16.2	16.5	19.2	23.2	21.7	22.1	22.5	89.5
Total segment revenue	899.4	824.5	909.2	896.7	872.3	873.9	870.1	3,513.0
Operating expenses:								
Salaries and benefits	(475.0)	(451.4)	(482.3)	(465.4)	(459.1)	(443.6)	(445.0)	(1,813.1)
% of revenue	52.8 %	54.7 %	53.0 %	51.9 %	52.6 %	50.8 %	51.1 %	51.6 %
Other operating expenses[(a)]	(135.5)	(124.3)	(134.7)	(135.8)	(131.3)	(127.2)	(127.6)	(521.9)
Supplies	(45.3)	(42.0)	(39.6)	(37.7)	(37.0)	(36.7)	(35.6)	(147.0)
Occupancy costs	(15.3)	(15.4)	(15.3)	(15.7)	(17.0)	(16.3)	(15.8)	(64.8)
	(196.1)	(181.7)	(189.6)	(189.2)	(185.3)	(180.2)	(179.0)	(733.7)
% of revenue	21.8 %	22.0 %	20.9 %	21.1 %	21.2 %	20.6 %	20.6 %	20.9 %
Other income (expense)[(b)(c)]	2.1	0.6	(1.6)	4.0	1.8	1.9	2.8	10.5
Equity in net income of nonconsolidated affiliates	0.9	3.4	0.6	1.0	1.0	1.4	2.1	5.5
Noncontrolling interests	(22.1)	(15.1)	(20.8)	(22.0)	(20.1)	(19.5)	(21.0)	(82.6)
Segment Adjusted EBITDA	**$ 209.2**	**$ 180.3**	**$ 215.5**	**$ 225.1**	**$ 210.6**	**$ 233.9**	**$ 230.0**	**$ 899.6**

In arriving at Adjusted EBITDA, the following was excluded:								
(a) Loss on disposal of assets	$ 7.5	$ 1.8	$ 0.1	$ 7.8	$ 0.9	$ 1.4	$ 1.1	$ 11.2
(b) Change in fair market value of equity securities	$ (0.4)	$ (2.4)	$ 2.5	$ 0.4	$ —	$ (0.3)	$ (0.9)	$ (0.8)
(c) Gain on consolidation of Yuma[(9)]	$ —	$ —	$ —	$ —	$ (19.2)	$ —	$ —	$ (19.2)

Encompass Health

Reconciliation to GAAP provided on pages 100-109.
Refer to pages 112-114 for end notes.

94

Home health and hospice segment Adjusted EBITDA

(In Millions)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Full Year 2019
Net operating revenues:								
Home health revenue	$ 223.3	$ 201.8	$ 224.8	$ 236.9	$ 238.9	$ 222.7	$ 219.5	$ 918.0
Hospice revenue	51.2	47.8	48.0	50.8	50.4	38.4	34.4	174.0
Total segment revenue	274.5	249.6	272.8	287.7	289.3	261.1	253.9	1,092.0
Operating expenses								
Cost of services sold	(121.8)	(136.7)	(130.9)	(133.4)	(136.4)	(119.9)	(116.5)	(506.2)
% of revenue	44.4 %	54.8 %	48.0 %	46.4 %	47.1 %	45.9 %	45.9 %	46.4 %
Support and overhead costs[(a)(b)]	(100.7)	(98.3)	(100.2)	(103.6)	(99.6)	(89.7)	(88.8)	(381.7)
% of revenue	36.7 %	39.4 %	36.7 %	36.0 %	34.4 %	34.4 %	35.0 %	35.0 %
	(222.5)	(235.0)	(231.1)	(237.0)	(236.0)	(209.6)	(205.3)	(887.9)
% of revenue	81.1 %	94.2 %	84.7 %	82.4 %	81.6 %	80.3 %	80.9 %	81.3 %
Other income[(c)]	—	—	—	—	—	—	—	—
Equity in net income of nonconsolidated affiliates	0.1	0.1	0.2	0.2	0.2	0.4	0.4	1.2
Noncontrolling interests[(d)]	(0.3)	0.3	(0.9)	(1.3)	(2.7)	(2.8)	(2.7)	(9.5)
Segment Adjusted EBITDA	$ 51.8	$ 15.0	$ 41.0	$ 49.6	$ 50.8	$ 49.1	$ 46.3	$ 195.8

In arriving at Adjusted EBITDA, the following was excluded:	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Full Year 2019
(a) Loss (gain) on disposal or impairment of assets	$ —	$ 1.2	$ —	$ —	$ —	$ (0.1)	$ —	$ (0.1)
(b) Payroll taxes on SARs exercise	$ —	$ —	$ 1.5	$ —	$ 0.8	$ —	$ 0.2	$ 1.0
(c) Gain on consolidation of Treasure Coast[(10)]	$ —	$ —	$ (2.2)	$ —	$ —	$ —	$ —	$ —
(d) SARs mark-to-market impact on noncontrolling interests (see page 63)	$ —	$ —	$ —	$ (0.7)	$ (0.9)	$ (2.6)	$ (0.8)	$ (5.0)

Encompass Health

Reconciliation to GAAP provided on pages 100-109.
Refer to pages 112-114 for end notes.

95

Segment operating results

(In Millions)	Q3 2020 IRF	Q3 2020 Home Health and Hospice	Q3 2020 Reclasses	Q3 2020 Consolidated	Q3 2019 IRF	Q3 2019 Home Health and Hospice	Q3 2019 Reclasses	Q3 2019 Consolidated
Net operating revenues	$ 899.4	$ 274.5	$ —	$ 1,173.9	$ 872.3	$ 289.3	$ —	$ 1,161.6
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(475.0)	—	(189.9)	(664.9)	(459.1)	—	(200.9)	(660.0)
Other operating expenses[a]	(135.5)	—	(20.4)	(155.9)	(131.3)	—	(24.4)	(155.7)
Supplies	(45.3)	—	(7.2)	(52.5)	(37.0)	—	(5.9)	(42.9)
Occupancy costs	(15.3)	—	(5.0)	(20.3)	(17.0)	—	(4.8)	(21.8)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(121.8)	121.8	—	—	(136.4)	136.4	—
Support and overhead costs[b]	—	(100.7)	100.7	—	—	(99.6)	99.6	—
	(671.1)	(222.5)	—	(893.6)	(644.4)	(236.0)	—	(880.4)
Other income[c][d]	2.1	—	—	2.1	1.8	—	—	1.8
Equity in net income of nonconsolidated affiliates	0.9	0.1	—	1.0	1.0	0.2	—	1.2
Noncontrolling interests[e]	(22.1)	(0.3)	—	(22.4)	(20.1)	(2.7)	—	(22.8)
Segment Adjusted EBITDA	**$ 209.2**	**$ 51.8**	**$ —**	**261.0**	**$ 210.6**	**$ 50.8**	**$ —**	**261.4**
General and administrative expenses[f][g]				(30.8)				(29.8)
Adjusted EBITDA				**$ 230.2**				**$ 231.6**

In arriving at Adjusted EBITDA, the following were excluded:

	Q3 2020 IRF	Q3 2020 Home Health and Hospice	Q3 2020 Reclasses	Q3 2020 Consolidated	Q3 2019 IRF	Q3 2019 Home Health and Hospice	Q3 2019 Reclasses	Q3 2019 Consolidated
(a) Loss on disposal or impairment of assets	$ 7.5	$ —	$ —	$ 7.5	$ 0.9	$ —	$ —	$ 0.9
(b) Payroll taxes on SARs exercise	$ —	$ —	$ —	$ —	$ —	$ 0.8	$ —	$ 0.8
(c) Change in fair market value of equity securities	$ (0.4)	$ —	$ —	$ (0.4)	$ —	$ —	$ —	$ —
(d) Gain on consolidation of Yuma[9]	$ —	$ —	$ —	$ —	$ (19.2)	$ —	$ —	$ (19.2)
(e) SARs mark-to-market impact on noncontrolling interests (see page 63)	$ —	$ —	$ —	$ —	$ —	$ (0.9)	$ —	$ (0.9)
(f) Stock-based compensation	$ —	$ —	$ —	$ 8.3	$ —	$ —	$ —	$ 21.7
(g) Transaction costs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 1.0

Encompass Health

Reconciliation to GAAP provided on pages 100-109.
Refer to pages 112-114 for end notes.

96

Segment operating results

(In Millions)	Nine Months Ended September 30, 2020 IRF	Home Health and Hospice	Reclasses	Consolidated	Nine Months Ended September 30, 2019 IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 2,633.1	$ 796.9	$ —	$ 3,430.0	$ 2,616.3	$ 804.3	$ —	$ 3,420.6
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,408.7)	—	(585.7)	(1,994.4)	(1,347.7)	—	(555.8)	(1,903.5)
Other operating expenses[(a)]	(394.5)	—	(66.2)	(460.7)	(386.1)	—	(67.1)	(453.2)
Supplies	(126.9)	—	(21.9)	(148.8)	(109.3)	—	(15.4)	(124.7)
Occupancy costs	(46.0)	—	(14.8)	(60.8)	(49.1)	—	(12.6)	(61.7)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(389.4)	389.4	—	—	(372.8)	372.8	—
Support and overhead costs[(b)]	—	(299.2)	299.2	—	—	(278.1)	278.1	—
	(1,976.1)	(688.6)	—	(2,664.7)	(1,892.2)	(650.9)	—	(2,543.1)
Other income[(c)(d)]	3.9	—	—	3.9	6.5	—	—	6.5
Equity in net income of nonconsolidated affiliates	2.1	0.4	—	2.5	4.5	1.0	—	5.5
Noncontrolling interests[(e)]	(58.0)	(0.9)	—	(58.9)	(60.6)	(8.2)	—	(68.8)
Segment Adjusted EBITDA	**$ 605.0**	**$ 107.8**	**$ —**	**712.8**	**$ 674.5**	**$ 146.2**	**$ —**	**820.7**
General and administrative expenses[(f)(g)]				(92.4)				(94.0)
Adjusted EBITDA				**$ 620.4**				**$ 726.7**

In arriving at Adjusted EBITDA, the following were excluded:

	IRF 2020	Home Health and Hospice 2020	Reclasses 2020	Consolidated 2020	IRF 2019	Home Health and Hospice 2019	Reclasses 2019	Consolidated 2019
(a) Loss (gain) on disposal or impairment of assets	$ 9.4	$ 1.2	$ —	$ 10.6	$ 3.4	$ (0.1)	$ —	$ 3.3
(b) Payroll taxes on SARs exercise	$ —	$ 1.5	$ —	$ 1.5	$ —	$ 1.0	$ —	$ 1.0
(c) Change in fair market value of equity securities	$ (0.3)	$ —	$ —	$ (0.3)	$ (1.2)	$ —	$ —	$ (1.2)
(d) Gain on consolidation of Treasure Coast[(10)]	$ —	$ (2.2)	$ —	$ (2.2)	$ (19.2)	$ —	$ —	$ (19.2)
(e) SARs mark-to-market impact on noncontrolling interests (see page 63)	$ —	$ —	$ —	$ —	$ —	$ (4.3)	$ —	$ (4.3)
(f) Stock-based compensation	$ —	$ —	$ —	$ 25.3	$ —	$ —	$ —	$ 87.0
(g) Transaction costs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 2.0

Encompass Health

Reconciliation to GAAP provided on pages 100-109.
Refer to pages 112-114 for end notes.

97

Segment operating results

(In Millions)	Year Ended December 31, 2019			
	IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 3,513.0	$ 1,092.0	$ —	$ 4,605.0
Operating Expenses:				
Inpatient Rehabilitation:				
Salaries and benefits	(1,813.1)	—	(758.9)	(2,572.0)
Other operating expenses[(a)]	(521.9)	—	(90.6)	(612.5)
Supplies	(147.0)	—	(20.9)	(167.9)
Occupancy costs	(64.8)	—	(17.5)	(82.3)
Home Health and Hospice:				
Cost of services sold (excluding depreciation and amortization)	—	(506.2)	506.2	—
Support and overhead costs[(b)]	—	(381.7)	381.7	—
	(2,546.8)	(887.9)	—	(3,434.7)
Other income[(c)(d)]	10.5	—	—	10.5
Equity in net income of nonconsolidated affiliates	5.5	1.2	—	6.7
Noncontrolling interests[(e)]	(82.6)	(9.5)	—	(92.1)
Segment Adjusted EBITDA	$ 899.6	$ 195.8	$ —	1,095.4
General and administrative expenses[(f)(g)]				(130.5)
Adjusted EBITDA				$ 964.9

In arriving at Adjusted EBITDA, the following were excluded:	IRF	Home Health and Hospice	Reclasses	Consolidated
(a) Loss (gain) on disposal of assets	$ 11.2	$ (0.1)	$ —	$ 11.1
(b) Payroll taxes on SARs exercise	$ —	$ 1.0	$ —	$ 1.0
(c) Change in fair market value of equity securities	$ (0.8)	$ —	$ —	$ (0.8)
(d) Gain on consolidation of Yuma[(9)]	$ (19.2)	$ —	$ —	$ (19.2)
(e) SARs mark-to-market impact on noncontrolling interests (see page 63)	$ —	$ (5.0)	$ —	$ (5.0)
(f) Stock-based compensation	$ —	$ —	$ —	$ 114.4
(g) Transaction costs	$ —	$ —	$ —	$ 2.1

Encompass Health

Reconciliation to GAAP provided on pages 100-109.
Refer to pages 112-114 for end notes.

98

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Reconciliation of net income to Adjusted EBITDA[13]

	2020							
	Q1		Q2		Q3		9 Months	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 108.7		$ 48.3		$ 100.1		$ 257.1	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.1		(0.1)		—		—	
Net income attributable to noncontrolling interests	(21.7)		(14.8)		(22.4)		(58.9)	
Income from continuing operations attributable to Encompass Health*	87.1	$ 0.87	33.4	$ 0.34	77.7	$ 0.78	198.2	$ 1.99
Government, class action, and related settlements	2.8		—		—		2.8	
Provision for income tax expense	27.1		11.8		26.9		65.8	
Interest expense and amortization of debt discounts and fees	43.2		45.8		49.0		138.0	
Depreciation and amortization	58.8		60.7		61.2		180.7	
Loss on disposal or impairment of assets	0.1		3.0		7.5		10.6	
Stock-based compensation expense	7.1		9.9		8.3		25.3	
Gain on consolidation of Treasure Coast[10]	(2.2)		—		—		(2.2)	
Change in fair market value of equity securities	2.5		(2.4)		(0.4)		(0.3)	
Payroll taxes on SARs exercise	1.5		—		—		1.5	
Adjusted EBITDA	$ 228.0		$ 162.2		$ 230.2		$ 620.4	
Weighted average common shares outstanding:								
Basic		98.2		98.7		98.7		98.5
Diluted		99.6		99.9		99.9		99.7

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 112-114 for end notes.

Encompass Health 100

Reconciliation of net income to Adjusted EBITDA[13]

(in millions, except per share data)	2019 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 125.2		$ 110.9		$ 119.5		$ 90.2		$ 445.8	
Loss from disc ops, net of tax, attributable to Encompass Health	0.5		0.1		—		—		0.6	
Net income attributable to noncontrolling interests	(22.9)		(19.7)		(21.9)		(22.6)		(87.1)	
Income from continuing operations attributable to Encompass Health*	102.8	$ 1.04	91.3	$ 0.92	97.6	$ 0.98	67.6	$ 0.68	359.3	$ 3.62
Provision for income tax expense	30.8		23.5		34.3		27.3		115.9	
Interest expense and amortization of debt discounts and fees	37.2		37.7		40.3		44.5		159.7	
Depreciation and amortization	52.5		52.7		55.1		58.4		218.7	
Loss on early extinguishment of debt[19]	—		2.3		—		5.4		7.7	
Loss on disposal of assets	1.1		1.3		0.9		7.8		11.1	
Stock-based compensation expense	19.4		45.9		21.7		27.4		114.4	
Transaction costs	0.6		0.4		1.0		0.1		2.1	
Gain on consolidation of Yuma[9]	—		—		(19.2)		—		(19.2)	
SARs mark-to-market impact on noncontrolling interests (see page 63)	(0.8)		(2.6)		(0.9)		(0.7)		(5.0)	
Change in fair market value of equity securities	(0.9)		(0.3)		—		0.4		(0.8)	
Payroll taxes on SARs exercise	0.2		—		0.8		—		1.0	
Adjusted EBITDA	$ 242.9		$ 252.2		$ 231.6		$ 238.2		$ 964.9	
Weighted average common shares outstanding:										
Basic		98.4		98.0		97.8		97.8		98.0
Diluted		99.7		99.3		99.4		99.5		99.4

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 112-114 for end notes.

Encompass Health

101

Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense

(in millions)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Full Year 2019
Total segment Adjusted EBITDA	$ 261.0	$ 195.3	$ 256.5	$ 274.7	$ 261.4	$ 283.0	$ 276.3	$ 1,095.4
General and administrative expenses	(39.1)	(43.0)	(35.6)	(64.0)	(52.5)	(77.1)	(53.4)	(247.0)
Depreciation and amortization	(61.2)	(60.7)	(58.8)	(58.4)	(55.1)	(52.7)	(52.5)	(218.7)
Loss on disposal or impairment of assets	(7.5)	(3.0)	(0.1)	(7.8)	(0.9)	(1.3)	(1.1)	(11.1)
Government, class action, and related settlements	—	—	(2.8)	—	—	—	—	—
Loss on early extinguishment of debt[19]	—	—	—	(5.4)	—	(2.3)	—	(7.7)
Interest expense and amortization of debt discounts and fees	(49.0)	(45.8)	(43.2)	(44.5)	(40.3)	(37.7)	(37.2)	(159.7)
Net income attributable to noncontrolling interests	22.4	14.8	21.7	22.6	21.9	19.7	22.9	87.1
SARs mark-to-market impact on noncontrolling interests (see page 63)	—	—	—	0.7	0.9	2.6	0.8	5.0
Change in fair market value of equity securities	0.4	2.4	(2.5)	(0.4)	—	0.3	0.9	0.8
Gain on consolidation of former equity method location[9][10]	—	—	2.2	—	19.2	—	—	19.2
Payroll taxes on SARs exercise	—	—	(1.5)	—	(0.8)	—	(0.2)	(1.0)
Income from continuing operations before income tax expense	$ 127.0	$ 60.0	$ 135.9	$ 117.5	$ 153.8	$ 134.5	$ 156.5	$ 562.3

Encompass Health
Refer to pages 112-114 for end notes.
102

Adjusted EPS[14] - Q3 2020

	For the Three Months Ended September 30, 2020			
		Adjustments		
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)			
Adjusted EBITDA	$ 230.2	$ —	$ —	$ 230.2
Depreciation and amortization	(61.2)	—	—	(61.2)
Interest expense and amortization of debt discounts and fees	(49.0)	—	—	(49.0)
Stock-based compensation	(8.3)	—	—	(8.3)
Loss on disposal or impairment of assets	(7.5)	—	—	(7.5)
Change in fair market value of equity securities	0.4	—	(0.4)	—
Income from continuing operations before income tax expense	104.6	—	(0.4)	104.2
Provision for income tax expense	(26.9)	0.1	0.1	(26.7)
Income from continuing operations attributable to Encompass Health	$ 77.7	$ 0.1	$ (0.3)	$ 77.5
Diluted earnings per share from continuing operations*	$ 0.78	$ —	$ —	$ 0.78
Diluted shares used in calculation	99.9			

Encompass Health

Refer to pages 112-114 for end notes.

* Adjusted EPS may not sum across due to rounding.

103

Adjusted EPS[14] - Q3 2019

	For the Three Months Ended September 30, 2019						
		Adjustments					
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Income Tax Adjustments	Transaction Costs	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 231.6	$ —	$ —	$ —	$ —	$ —	$ 231.6
Depreciation and amortization	(55.1)	—	—	—	—	—	(55.1)
Interest expense and amortization of debt discounts and fees	(40.3)	—	—	—	—	—	(40.3)
Stock-based compensation	(21.7)	12.0	—	—	—	—	(9.7)
Loss on disposal of assets	(0.9)	—	—	—	—	—	(0.9)
Transaction costs	(1.0)	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 63)	0.9	(0.9)	—	—	—	—	—
Gain on consolidation of Yuma[9]	19.2	—	—	—	(19.2)	—	—
Payroll taxes on SARs exercise	(0.8)	—	—	—	—	0.8	—
Income from continuing operations before income tax expense	131.9	11.1	—	1.0	(19.2)	0.8	125.6
Provision for income tax expense	(34.3)	(3.0)	(0.2)	(0.2)	5.2	(0.2)	(32.7)
Income from continuing operations attributable to Encompass Health	$ 97.6	$ 8.1	$ (0.2)	$ 0.8	$ (14.0)	$ 0.6	$ 92.9
Diluted earnings per share from continuing operations*	$ 0.98	$ 0.08	$ —	$ 0.01	$ (0.14)	$ 0.01	$ 0.93
Diluted shares used in calculation	99.4						

Encompass Health

Refer to pages 112-114 for end notes.

* Adjusted EPS may not sum across due to rounding.

104

Adjusted EPS(14) - YTD 2020

	For the Nine Months Ended September 30, 2020						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Treasure Coast	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 620.4	$ —	$ —	$ —	$ —	$ —	$ 620.4
Depreciation and amortization	(180.7)	—	—	—	—	—	(180.7)
Government, class action and related settlements	(2.8)	2.8	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(138.0)	—	—	—	—	—	(138.0)
Stock-based compensation	(25.3)	—	—	—	—	—	(25.3)
Loss on disposal or impairment of assets	(10.6)	—	—	—	—	—	(10.6)
Change in fair market value of equity securities	0.3	—	—	(0.3)	—	—	—
Gain on consolidation of Treasure Coast(10)	2.2	—	—	—	(2.2)	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	264.0	2.8	—	(0.3)	(2.2)	1.5	265.8
Provision for income tax expense	(65.8)	(0.7)	(4.6)	0.1	0.6	(0.4)	(70.8)
Income from continuing operations attributable to Encompass Health	$ 198.2	$ 2.1	$ (4.6)	$ (0.2)	$ (1.6)	$ 1.1	$ 195.0
Diluted earnings per share from continuing operations*	$ 1.99	$ 0.02	$ (0.05)	$ —	$ (0.02)	$ 0.01	$ 1.96
Diluted shares used in calculation	99.7						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 112-114 for end notes.

105

Adjusted EPS[14] - YTD 2019

	For the Nine Months Ended September 30, 2019								
		Adjustments							
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)								
Adjusted EBITDA	$ 726.7	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 726.7
Depreciation and amortization	(160.3)	—	—	—	—	—	—	—	(160.3)
Loss on early extinguishment of debt[19]	(2.3)	—	2.3	—	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(115.2)	—	—	—	—	—	—	—	(115.2)
Stock-based compensation	(87.0)	53.0	—	—	—	—	—	—	(34.0)
Loss on disposal of assets	(3.3)	—	—	—	—	—	—	—	(3.3)
Transaction costs	(2.0)	—	—	—	2.0	—	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 63)	4.3	(4.3)	—	—	—	—	—	—	—
Change in fair market value of equity securities	1.2	—	—	—	—	(1.2)	—	—	—
Gain on consolidation of Yuma[9]	19.2	—	—	—	—	—	(19.2)	—	—
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	380.3	48.7	2.3	—	2.0	(1.2)	(19.2)	1.0	413.9
Provision for income tax expense	(88.6)	(13.2)	(0.6)	(12.6)	(0.5)	0.3	5.2	(0.2)	(110.2)
Income from continuing operations attributable to Encompass Health	**$ 291.7**	**$ 35.5**	**$ 1.7**	**$ (12.6)**	**$ 1.5**	**$ (0.9)**	**$ (14.0)**	**$ 0.8**	**$ 303.7**
Diluted earnings per share from continuing operations*	**$ 2.94**	**$ 0.36**	**$ 0.02**	**$ (0.13)**	**$ 0.02**	**$ (0.01)**	**$ (0.14)**	**$ 0.01**	**$ 3.05**
Diluted shares used in calculation	**99.5**								

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 112-114 for end notes.

106

Adjusted EPS[14] - 2019

	For the Year Ended December 31, 2019								
		Adjustments							
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)								
Adjusted EBITDA	$ 964.9	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 964.9
Depreciation and amortization	(218.7)	—	—	—	—	—	—	—	(218.7)
Interest expense and amortization of debt discounts and fees	(159.7)	—	—	—	—	—	—	—	(159.7)
Stock-based compensation	(114.4)	68.5	—	—	—	—	—	—	(45.9)
Loss on disposal of assets	(11.1)	—	—	—	—	—	—	—	(11.1)
Loss on early extinguishment of debt[19]	(7.7)	—	7.7	—	—	—	—	—	—
Transaction costs	(2.1)	—	—	—	2.1	—	—	—	—
Gain on consolidation of Yuma[9]	19.2	—	—	—	—	—	(19.2)	—	—
SARs mark-to-market impact on noncontrolling interests (see page 63)	5.0	(5.0)	—	—	—	—	—	—	—
Change in fair market value of equity securities	0.8	—	—	—	—	(0.8)	—	—	—
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	475.2	63.5	7.7	—	2.1	(0.8)	(19.2)	1.0	529.5
Provision for income tax expense	(115.9)	(17.2)	(2.1)	(10.3)	(0.6)	0.2	5.2	(0.2)	(140.9)
Income from continuing operations attributable to Encompass Health	$ 359.3	$ 46.3	$ 5.6	$ (10.3)	$ 1.5	$ (0.6)	$ (14.0)	$ 0.8	$ 388.6
Diluted earnings per share from continuing operations*	$ 3.62	$ 0.47	$ 0.06	$ (0.10)	$ 0.02	$ (0.01)	$ (0.14)	$ 0.01	$ 3.91
Diluted shares used in calculation	99.4								

Encompass Health

Refer to pages 112-114 for end notes.

* Adjusted EPS may not sum across due to rounding.

107

Adjusted free cash flow history[15]

(In Millions)	Q3 2020	Q3 2019	9 Months 2020	9 Months 2019	Full Year 2019
Net cash provided by operating activities	$ 173.4	$ 114.4	$ 425.0	$ 419.7	$ 635.3
Impact of discontinued operations	0.1	0.1	0.2	4.6	4.4
Net cash provided by operating activities of continuing operations	173.5	114.5	425.2	424.3	639.7
Capital expenditures for maintenance	(34.0)	(41.0)	(107.5)	(105.1)	(167.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(15.4)	(21.1)	(52.9)	(57.6)	(79.8)
Items non-indicative of ongoing operating performance:					
Cash paid for SARs exercise (inclusive of payroll taxes)	—	56.2	102.1	69.6	69.6
Transaction costs and related assumed liabilities	—	1.0	—	2.0	2.1
Cash paid for government, class action, and related settlements	—	—	—	46.4	52.0
Adjusted free cash flow	$ 124.1	$ 109.6	$ 366.9	$ 379.6	$ 516.5
Cash dividends on common stock[25]	$ 27.6	$ 26.4	$ 84.3	$ 81.3	$ 108.7

Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health's website in the Earnings Releases for those periods.

Encompass Health

Refer to pages 112-114 for end notes.

108

Net cash provided by operating activities reconciled to Adjusted EBITDA

	Q3		9 Months		Full Year				
(In Millions)	2020	2019	2020	2019	2019	2018	2017	2016	2015
Net cash provided by operating activities	$ 173.4	$ 114.4	$ 425.0	$ 419.7	$ 635.3	$ 762.4	$ 658.3	$ 640.2	$ 505.9
Professional fees – accounting, tax, and legal	—	—	—	—	—	—	—	1.9	3.0
Interest expense and amortization of debt discounts and fees	49.0	40.3	138.0	115.2	159.7	147.3	154.4	172.1	142.9
Equity in net income of nonconsolidated affiliates	1.0	1.2	2.5	5.5	6.7	8.7	8.0	9.8	8.7
Net income attributable to noncontrolling interests in continuing operations	(22.4)	(21.9)	(58.9)	(64.5)	(87.1)	(83.1)	(79.1)	(70.5)	(69.7)
Amortization of debt-related items	(2.0)	(1.1)	(5.1)	(3.1)	(4.5)	(4.0)	(8.7)	(13.8)	(14.3)
Distributions from nonconsolidated affiliates	(0.8)	(0.2)	(2.8)	(4.8)	(6.6)	(8.3)	(8.6)	(8.5)	(7.7)
Current portion of income tax expense	23.5	14.1	71.5	67.8	75.9	128.0	85.0	31.0	14.8
Change in assets and liabilities	7.2	83.7	47.7	185.4	180.1	(46.0)	7.4	30.1	82.7
Cash used in (provided by) operating activities of discontinued operations	0.1	0.1	0.2	4.6	4.4	(0.8)	0.6	0.7	0.7
Transaction costs	—	1.0	—	2.0	2.1	1.0	—	—	12.3
Payroll taxes on SARs exercise	—	0.8	1.5	1.0	1.0	—	—	—	—
SARS mark-to-market impact on noncontrolling interests (see page 63)	—	(0.9)	—	(4.3)	(5.0)	(2.6)	—	—	—
Tax reform impact on noncontrolling interests[26]	—	—	—	—	—	—	4.6	—	—
Change in fair market value of equity securities	(0.4)	—	(0.3)	(1.2)	(0.8)	1.9		—	—
Other	1.6	0.1	1.1	3.4	3.7	(3.5)	1.2	0.6	3.2
Adjusted EBITDA	$ 230.2	$ 231.6	$ 620.4	$ 726.7	$ 964.9	$ 901.0	$ 823.1	$ 793.6	$ 682.5

Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health's website in the Earnings Releases for those periods.

Encompass Health
Refer to pages 112-114 for end notes.
109

Share information

(Millions)	Weighted Average for the Period						
	Q3		9 Months		Full Year		
	2020	2019	2020	2019	2019	2018	2017
Basic shares outstanding[27]	98.7	97.8	98.5	98.1	98.0	97.9	93.7
Convertible senior subordinated notes[27]	—	—	—	—	—	—	4.0
Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants	1.2	1.6	1.2	1.4	1.4	1.9	1.6
Diluted shares outstanding	99.9	99.4	99.7	99.5	99.4	99.8	99.3

(Millions)	End of Period						
	Q3		9 Months		Full Year		
	2020	2019	2020	2019	2019	2018	2017
Basic shares outstanding[27]	99.4	98.6	99.4	98.6	98.6	98.9	98.3

Encompass Health

Refer to pages 112-114 for end notes.

110

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End notes

(1) Under this program, Joint Commission accredited organizations, like the Company's IRFs, may seek certification for chronic diseases or conditions such as brain injury or stroke rehabilitation by complying with Joint Commission standards, effectively using evidence-based clinical practice guidelines to manage and optimize patient care, and using an organized approach to performance measurement and evaluation of clinical outcomes. Obtaining such certifications demonstrates the Company's commitment to excellence in providing disease-specific care.

(2) In March 2020, the federal government began to undertake numerous legislative and regulatory initiatives designed to provide relief to the healthcare industry during the COVID-19 pandemic. These actions included temporary suspension of certain patient coverage criteria and documentation and care requirements. The CARES Act regulatory relief for IRFs specifically includes the temporary suspension of the requirement that patients must be able to tolerate a minimum of three hours of therapy per day for five days per week, waiver to permit the exclusion of COVID-19 patients from the calculation of the requirement that at least 60% of a facility's patients must have a diagnosis from at least one of 13 specified medical conditions that typically require intensive therapy and supervision, and waiver of the requirement for a physician to conduct and document a post-admission evaluation. In addition, requirement of face-to-face visits at least three days a week may be fulfilled using telehealth. For home health, the relief includes the allowance of nurse practitioners and physician assistants under certain conditions to certify, establish and periodically review the plan of care, as well as supervise the provision of items and services for beneficiaries under the Medicare home health benefit and expands the use of telehealth. In addition, CMS expanded the definition of "homebound" to include patients who are homebound due solely to their COVID-19 diagnosis. For hospice, the CARES Act includes the temporary waiver of the requirement to use volunteers and to conduct a nurse visit every two weeks to evaluate aides, as well as the expanded use of telehealth.

(3) Data compares Encompass Health IRFs to IRFs comprising the Uniform Data System for Medical Rehabilitation ("UDSMR"), a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry which represents approximately 80% of the industry, including Encompass Health sites. Data is adjusted by applying Encompass Health IRF case-mix to non-Encompass Health UDS IRFs.

(4) Source: https://data.medicare.gov/data/home-health-compare. Data on this page was published in April 2020 and reflects OASIS data collected from July 2018 through June 2019, HHCAHPS Survey data collected from October 2018 through September 2019, and claims-based data collected from January 2018 through December 2018. Star Ratings were not updated in Q3 2020; according to CMS, Star ratings will be updated in Q4 2020 and frozen for the next 4 quarters due to the Public Health Emergency.

(5) The 133 for Encompass Health excludes Encompass Health Rehabilitation Hospital of Murrieta (opened February 2020), University of Iowa Health Network Rehabilitation Hospital, a venture with Encompass Health (opened June 2020) and Encompass Health Rehabilitation Hospital of Sioux Falls (opened June 2020).

(6) In 2019, the Company averaged 1,436 total Medicare & Non-Medicare discharges per IRF in its then 129 consolidated IRFs that were open the full year.

(7) Source: FY 2021 CMS Final Rule Rate Setting File and the last publicly available Medicare cost reports (FYE 2018/2019/2020) or in the case of new IRFs, the June 2020 CMS Provider of Service File.

- All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2021 IRF Final Rule Rate Setting File found at: https://www.cms.gov/files/zip/fy-2021-irf-pps-data-files-final.zip. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria Encompass Health uses for external reporting purposes. Because CMS does not provide its detailed methodology, Encompass Health is not able to reconstruct the CMS projections or the calculation.
- The CMS file contains data for each of the 1,118 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2021 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2019 period and may or may not reflect the same Encompass Health hospitals in operation today.

(8) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. The CARES Act temporarily suspends the automatic 2% sequestration reduction for the period from May 1 through December 31, 2020.

(9) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019.

(10) As a result of an amendment to the joint venture agreement related to our home health location in Treasure Coast, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective January 1, 2020. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $2.2 million gain as part of other income in the first quarter of 2020.

Encompass Health 112

End notes, continued

(11) On August 4, 2020, CMS released its Notice of Final Rulemaking for Fiscal Year 2021 for inpatient rehabilitation facilities under the inpatient rehabilitation facility prospective payment system (the "2021 Final IRF Rule"). The 2021 Final IRF Rule implements a net 2.4% market basket increase effective for discharges between October 1, 2020 and September 30, 2021. The 2021 Final IRF Rule also includes changes that impact our hospital-by-hospital base rate for Medicare reimbursement. Such changes include, but are not limited to, revisions to the wage index and labor-related share values. The 2021 Final IRF Rule updates case-mix group relative weights and average lengths of stay values. The 2021 Final IRF Rule also removes the post-admission physician evaluation requirement for all IRF discharges beginning on or after October 1, 2020, codifies certain inpatient rehabilitation coverage documentation requirements, and, under certain conditions, allows the use of non-physician practitioners to perform the IRF services and documentation requirements for one of the three required face-to-face physician visits in a patient's second and subsequent weeks in an IRF stay. The COVID-19 pandemic has significantly impacted our patient mix, and we expect this to continue for the remainder of 2020. As such, the ability to accurately estimate the impact of the 2021 Final IRF Rule is limited. Based on our analysis that utilizes, among other things, the acuity of our patients over the twelve-month period ended September 30, 2020, our experience with outlier payments over this same time frame, and other factors, we believe the 2021 Final IRF Rule will result in a net increase to our Medicare payment rates of approximately 2.3% effective October 1, 2020.

(12) On October 29, 2020, CMS released its Notice of Final Rulemaking for Calendar Year 2021 for home health agencies under the home health prospective payment system (the "2021 Final HH Rule"). The 2021 Final HH Rule will implement a net 2.0% market basket increase (market basket update of 2.3% reduced by a productivity adjustment of 0.3%) and make changes to the underlying wage index system. The 2021 Final HH Rule does not implement any additional payment changes as behavioral adjustments for 2021 due to lack of data and the COVID-19 pandemic, nor does it update the case-mix weights, low-utilization payment adjustment thresholds or outlier fixed-dollar loss ratio for 2021. Making the previously temporary COVID-19 pandemic-related relief permanent, the 2021 Final HH Rule authorizes the use of telecommunications technologies in providing care to beneficiaries under the Medicare home health benefit, as long as the telecommunications technology meets certain criteria and does not replace in-person visits. While we continue to review the details of the 2021 Final HH Rule, based on our analysis of 30-day payment periods that both started and ended in 2020 and have been billed, we believe this rule will result in an increase to our Medicare home health payment rates of approximately 1.9% effective for 30-day payment periods ending on or after January 1, 2021.

(13) Adjusted EBITDA is a non-GAAP financial measure. The Company's leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. Further explanation and disclosure relating to Adjusted EBITDA are included in the Company's Form 8-K, dated November 13, 2020, to which this Investor Reference Book is attached as Exhibit 99.1.*

(14) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health ("adjusted earnings per share"), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. Further explanation and disclosure relating to adjusted EPS are included in the Company's Form 8-K, November 13, 2020, to which this Investor Reference Book is attached as Exhibit 99.1.*

(15) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance, including government, class action, and related settlements and transaction costs. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. Further explanation and disclosure relating to adjusted free cash flow are included in the Company's Form 8-K, dated November 13, 2020, to which this Investor Reference Book is attached as Exhibit 99.1.*

Encompass Health

*Reconciliations to GAAP provided on pages 100-109.

113

End notes, continued

(16) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of Sept. 30, 2020, the remaining repurchase authorization was approximately $199 million.

(17) In October 2020, the Company issued $400 million of 4.625% Senior Notes due 2031. The proceeds plus approximately $300 million of cash on hand were used to fully redeem $700 million of 5.75% Senior Notes due 2024 at par on November 1, 2020.

(18) In September 2019, the Company issued $500 million of 4.5% Senior Notes due 2028 and $500 million of 4.75% Senior Notes due 2030. The proceeds were used to fund the purchase of the home health rollover shares and exercise of SARs in Q3 2019, fund a call of $400 million of 5.75% Senior Notes due 2024 in Q4 2019, and repay borrowings under the Company's revolving credit facility. In May 2020, the Company re-opened these notes and issued an additional $300 million of 4.5% Senior Notes due 2028 and $300 million of 4.75% Senior Notes due 2030. The proceeds were used to repay certain borrowings under its revolving credit facility.

(19) In June 2019, the Company redeemed $100 million of its 5.75% Senor Notes due 2024 at a price of 101.917%, which resulted in a total cash outlay of approximately $102 million. The redemption was funded using cash on hand and funding under the Company's revolving credit facility. As a result of the redemption, the Company recorded an approximate $2 million loss on early extinguishment of debt in the second quarter of 2019. In November 2019, the Company redeemed $400 million of its 5.75% Senior Notes due 2024 at a price of 100.958%, which resulted in a total cash outlay of approximately $404 million. The redemption was funded using a portion of the proceeds from the Company's September 2019 public offering of $1 billion of senior unsecured notes (see end note 18). As a result of the redemption, the Company recorded an approximate $5 million loss on early extinguishment of debt in the fourth quarter of 2019.

(20) Represents discharges from 136 consolidated hospitals in Q3 and Q2 2020; 134 consolidated hospitals in Q1 2020; 133 consolidated hospitals in Q4 and Q3 2019; 130 consolidated hospitals in Q2 2019; and 129 consolidated hospitals in Q1 2019

(21) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor.

(22) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

(23) Represents home health admissions from 241 consolidated locations in Q3 2020; 244 consolidated locations in Q2 2020 and Q1 2020; 243 consolidated locations in Q4 2019; 243 consolidated locations in Q3 2019; 220 consolidated locations in Q2 2019; and 219 consolidated locations in Q1 2019

(24) Represents hospice admissions from 83 locations in Q3 and Q2 2020, Q1 2020 and Q4 2019; 82 locations in Q3 2019; and 59 locations in Q2 and Q1 2019

(25) On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company's common stock, bringing the quarterly cash dividend to $0.25 per common share. On July 24, 2018, the board of directors approved a $0.02 per share, or 8.0%, increase to the quarterly cash dividend on the Company's common stock, bringing the quarterly cash dividend to $0.27 per common share. On July 23, 2019, the board of directors approved a $0.01 per share, or 3.7%, increase to the quarterly cash dividend on the Company's common stock, bringing the quarterly cash dividend to $0.28 per common share.

(26) The application of the lower income tax rate that resulted from the Tax Cuts and Jobs Act to the Company's net deferred tax assets resulted in a net $13.6 million decrease in tax expense in Q4 2017. Application of the new tax rate to the Company's joint venture entities' deferred tax liabilities resulted in a net reduction in tax expense in Q4 2017. The Company's joint venture partners' share of this net tax benefit was $4.6 million, which resulted in an increase in noncontrolling interest expense in Q4 2017.

(27) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company's common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment.

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